                                                                   EXHIBIT 10.43



                                                                  EXECUTION COPY

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                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                               SLEEPMASTER L.L.C.,

                                 AWI CORPORATION
                                 (as Purchaser)

                                ADAM WUEST, INC.

                                       AND

                             ADAM WUEST REALTY, INC.
                                  (as Sellers)

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                                November 2, 1999


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                                TABLE OF CONTENTS

                                                                                          PAGE
SECTION 1.  ACQUISITION OF THE SUBJECT ASSETS; ASSUMPTION OF THE ASSUMED LIABILITIES
               AND PURCHASE PRICE............................................................1
        1A.    Purchase of the Subject Assets. ..............................................1
        1B.    Excluded Assets...............................................................4
        1C.    Assumed Liabilities...........................................................5
        1D.    Liabilities Not Assumed.......................................................6
        1E.    Purchase Price................................................................7
        1F.    Determination of Closing Net Working Capital..................................8
        1G.    Working Capital Purchase Price Adjustment.....................................9
        1H.    Elections.....................................................................9
        1I.    Closing Date..................................................................9

SECTION 2.  CONDITIONS OF THE PURCHASER'S OBLIGATIONS AT THE CLOSING........................10
        2A.    Representations and Warranties; Covenants....................................10
        2B.    Opinion of the Sellers' Counsel..............................................10
        2C.    Litigation...................................................................10
        2D.    Consents and Approvals.......................................................10
        2E.    Escrow Agreements............................................................10
        2F.    Material Adverse Change......................................................10
        2G.    Employment and Unit Purchase Agreement.......................................10
        2H.    Real Estate Matters..........................................................11
        2I.    Closing Documents............................................................12
        2J.    Financing....................................................................13
        2K.    Transfer Taxes...............................................................13
        2L.    Release of Liens.............................................................13
        2M.    Transactions with Affiliates.................................................13
        2N.    Phantom Stock Plan...........................................................13
        2O.    Conveyancing Documents.......................................................13
        2P.    Substitution Agreement.......................................................14
        2Q.    Waiver.......................................................................14

SECTION 3.  CONDITIONS OF THE SELLERS' OBLIGATIONS AT THE CLOSING...........................14
        3A.    Representations and Warranties; Covenants....................................14
        3B.    Escrow Agreements............................................................14
        3C.    Employment and Unit Purchase Agreements......................................14
        3D.    Litigation...................................................................14
        3E.    Opinion of the Purchaser's Counsel...........................................14
        3F.    Closing Documents............................................................14
        3G.    HSR Act......................................................................15

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
        3H.    Conveyancing Documents.......................................................15
        3I.    Waiver.......................................................................15

SECTION 4.  PRE-CLOSING COVENANTS AND AGREEMENTS............................................15
        4A.    Best Efforts; Further Assurances.............................................15
        4B.    Third Party Notices and Consents.............................................15
        4C.    Operation of Business........................................................15
        4D.    Full Access..................................................................16
        4E.    Press Release and  Public Announcements......................................16
        4F.    HSR Act......................................................................17
        4G.    Compliance with Agreements and Laws..........................................17
        4H.    Payment of Obligations.......................................................17
        4I.    Notice of Material Developments..............................................17
        4J.    Exclusivity..................................................................17
        4K.    Certain Pre-Closing Tax Matters..............................................18
        4L.    Certain Real Property Matters................................................18
        4M.    Change of Name...............................................................18

SECTION 5.  COVENANTS AND AGREEMENTS........................................................19
        5A.    Confidentiality..............................................................19
        5B.    Noncompete, Nonsolicitation..................................................19
        5C.    Record Retention.............................................................20
        5D.    Accounts Receivable; Mail....................................................20
        5E.    Insurance Coverage...........................................................21
        5F.    Employees....................................................................21
        5G.    Union Matters................................................................21
        5H.    Multiemployer Plan Withdrawal Liability - ERISA Section 4204.................21
        5I.    Employee Benefit Plans.......................................................22
        5J.    Sales Taxes..................................................................23

SECTION 6.  REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY...........................23
        6A.    Organization, Corporate Power and Licenses...................................23
        6B.    Capital Stock and Related Matters; Subsidiaries..............................23
        6C.    Authorization; No Breach. ...................................................24
        6D.    Consents.....................................................................24
        6E.    Financial Statements.........................................................24
        6F.    Absence of Undisclosed Liabilities...........................................25
        6G.    Product Warranty.............................................................25
        6H.    Product Liability............................................................25
        6I.    No Material Adverse Effect...................................................25
        6J.    Indebtedness.................................................................26
        6K.    Absence of Certain Developments..............................................26

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
        6L.    Assets.......................................................................27
        6M.    Tax Matters..................................................................28
        6N.    Contracts and Commitments....................................................29
        6O.    Intellectual Property Rights.................................................31
        6P.    Litigation, etc..............................................................32
        6Q.    Brokerage....................................................................32
        6R.    Insurance....................................................................32
        6S.    Employees....................................................................33
        6T.    ERISA........................................................................33
        6U.    Compliance with Laws; Permits................................................35
        6V.    Environmental and Safety Matters.............................................35
        6W.    Affiliate Transactions.......................................................36
        6X.    Real Property................................................................36
        6Y.    Tangible Property............................................................39

SECTION 7.  INTENTIONALLY OMITTED...........................................................39

SECTION 8.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.................................39
        8A.    Organization, Power and Authority. ..........................................39
        8B.    Authorization; No Breach. ...................................................39
        8C.    Consents.....................................................................40
        8D.    Brokerage....................................................................40
        8E.    Financing....................................................................40

SECTION 9.  INDEMNIFICATION AND OTHER AGREEMENTS............................................40
        9A.    Survival of Representations and Warranties...................................40
        9B.    General Indemnification. ....................................................41

SECTION 10.  DEFINITIONS....................................................................44

SECTION 11.  TERMINATION....................................................................51
        11A.   Conditions of Termination....................................................51
        11B.   Effect of Termination........................................................51

SECTION 12.  MISCELLANEOUS..................................................................51
        12A.   Fees and Expenses............................................................51
        12B.   Remedies.....................................................................51
        12C.   Consent to Amendments; Waivers...............................................52
        12D.   Successors and Assigns.......................................................52
        12E.   Severability.................................................................52
        12F.   Counterparts.................................................................52
        12G.   Descriptive Headings; Interpretation.........................................52

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
        12H.   Entire Agreement.............................................................53
        12I.   No Third-Party Beneficiaries.................................................53
        12J.   Cooperation on Tax Matters...................................................53
        12K.   Schedules and Exhibits.......................................................53
        12L.   Governing Law................................................................53
        12M.   Notices......................................................................53
        12N.   Jurisdiction and Venue.......................................................54
        12O.   Waiver of Right to Jury Trial................................................55
        12P.   No Strict Construction.......................................................55
        12Q.   Guarantee....................................................................55



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                             EXHIBITS AND SCHEDULES

Exhibits:

Exhibit A    -    Adjustment Escrow Agreement
Exhibit B    -    Indemnity Escrow Agreement
Exhibit C    -    Opinion of the Sellers' Counsel
Exhibit D    -    Assignment and Assumption Agreement
Exhibit E    -    Bill of Sale
Exhibit F    -    Opinion of the Purchaser's Counsel

Disclosure Schedules (with Section references):

Allocation Schedule                -1E(iii)
Consents Schedule                  -2D, 6D
Real Property Schedule             -2I, 6X
Assumed Plans                      -5I
Sales Tax                          -5J
Foreign Qualifications Schedule    -6A
Capitalization Schedule            -6B
Authorization Schedule             -6C
Consents Schedule                  -6D
Financial Statements Schedule      -6E
Disclosed Liabilities Schedule     -6F
Product Warranty Schedule          -6G
Indebtedness Schedule              -6J
Developments Schedule              -6K
Liens Schedule                     -6L
Tax Schedule                       -6M
Contracts Schedule                 -6N
Intellectual Property Schedule     -6O
Litigation Schedule                -6P
Brokerage Schedule                 -6Q
Insurance Schedule                 -6R
Employees Schedule                 -6S
Employee Benefits Schedule         -6T
Permits Schedule                   -6U
Environmental Schedule             -6V
Affiliate Transactions Schedule    -6W
Real Property Schedule             -6X
Tangible Property                  -6Y


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                            ASSET PURCHASE AGREEMENT

               This ASSET PURCHASE AGREEMENT (this "Agreement") is made as of November 2, 1999, by and among AWI Corporation, a Delaware corporation (the "Purchaser"), Sleepmaster L.L.C., a New Jersey limited liability company ("Sleepmaster"), Adam Wuest, Inc., an Ohio corporation (the "Company"), Adam Wuest Realty, Inc., an Ohio corporation ("Adam Wuest Realty", and Adam Wuest Realty and the Company are sometimes collectively referred to herein as the "Sellers" and each individually as a "Seller"). The Company, Adam Wuest Realty, Sleepmaster and the Purchaser are sometimes collectively referred to herein as the "Parties" and individually as a "Party." Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in Section 10 below.

               WHEREAS, the Company is a licensee of Serta, Inc. ("Serta") and is engaged in the business of manufacturing and distributing Serta brand mattresses and box springs (the "Business");

               WHEREAS, Adam Wuest Realty owns certain real property located at 645 Linn Street in Cincinnati, Ohio; and

               WHEREAS, the Company and Adam Wuest Realty wish to sell, and the Purchaser wishes to purchase, the Subject Assets (as hereinafter defined), subject to the assumption by the Purchaser of certain Liabilities of the Company comprising the Assumed Liabilities (as hereinafter defined) upon the terms and conditions hereinafter set forth.

               SECTION 1. ACQUISITION OF THE SUBJECT ASSETS; ASSUMPTION OF THE ASSUMED LIABILITIES AND PURCHASE PRICE.

               1A. Purchase of the Subject Assets. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the (x) Company agrees to sell, transfer, assign, convey and deliver to the Purchaser free and clear of all liens and encumbrances (other than Permitted Liens), and the Purchaser agrees to purchase, acquire and accept from the Company, all of its right, title and interest in and to all of the assets, properties and rights owned or used by the Company in the operation of the Business as presently conducted and as conducted on the date of the Reference Balance Sheet, of every type and description, real, personal and mixed, tangible and intangible, wherever located and whether or not reflected on the Books and Records of the Company and (y) Adam Wuest Realty agrees to sell, transfer, assign, convey and deliver to the Purchaser free and clear of all liens and encumbrances (other than Permitted Liens), and the Purchaser agrees to purchase, acquire and accept from Adam Wuest Realty, all of its right, title and interest in and to the Owned Real Property (the foregoing are hereinafter collectively referred to as the "Subject Assets"), other than those assets, properties and rights which are specifically excluded pursuant to Section 1B. Except as specifically excluded pursuant to Section 1B, the Subject Assets include, without limitation, all of Sellers' right, title and interest in or to the following:

               (i) Owned Real Property. All land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Sellers and used in the Business (the "Owned Real Property");

               (ii) Leased Real Property. All of the Sellers' right, title and interest in all leases, subleases, licenses, concessions and other agreements (written or oral) (the "Leases"), pursuant to which the Company or Adam Wuest Realty holds or grants a leasehold or subleasehold estate in, or is granted the right to use or occupy, any land, buildings, structures, improvements, fixtures or other interest in real property which is used in the Business (the "Leased Real Property");

               (iii) Leasehold Improvements. All buildings, structures, improvements and fixtures located on any Leased Real Property which are owned by the Sellers, regardless or whether title to such buildings, structures, improvements or fixtures are subject to reversion to the landlord or other third party upon the expiration or termination of the Lease for such Leased Real Property (the "Leasehold Improvements");

               (iv) Inventory. All inventories or raw materials, work-in-process, finished goods, consigned goods, merchandise, products under research and development, demonstration equipment, office and other supplies, parts, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the locations at which the Business is conducted, or located at suppliers' premises or customers' premises on consignment, in each case, which are used or held for use in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights of the Sellers against suppliers of such inventories (the "Inventory");

               (v) Accounts Receivable. All trade accounts receivable and all notes, bonds and other evidences of indebtedness of and rights to receive payments arising out of sales occurring in the conduct of the Business and the security agreements related thereto, including any rights of the Sellers with respect to any third party collection proceedings or any other Actions or Proceedings which have been commenced in connection therewith (the "Accounts Receivable");

               (vi) Tangible Personal Property. In addition to the Inventory separately described above, all furniture, fixtures, equipment and machinery, all office supplies, computers and related equipment, telephones and related equipment, production supplies, spare parts, other miscellaneous supplies, and other tangible personal property used or held for use in the conduct of the Business at the locations at which the Business is conducted or at suppliers' premises or customers' premises on consignment, or otherwise used or held for use in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person;

               (vii) Personal Property Leases. All of the Sellers' right, title and interest in all leases, subleases, licenses, concessions and other agreements (written or oral) of tangible personal property as to which (i) either Seller is the lessor or sublessor or (ii) either Seller is lessee or sublessee, in each case together with any options to purchase or sell the underlying property (all of the foregoing, the "Personal Property Leases");




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               (viii) Business Contracts. In addition to the Real Property
Leases, the Personal Property Leases and the Accounts Receivable separately described above, all other contracts and agreements entered into in the ordinary course of business to which the Company or Adam Wuest Realty is a party and which are utilized in the conduct of the Business, including contracts and other agreements relating to suppliers, sales representatives, distributors, consultants, purchase orders, marketing and purchasing arrangements, manufacturing arrangements and facilities management agreements (the "Business Contracts");

               (ix) Prepaid Expenses. All prepaid expenses relating to the Business;

               (x) Intellectual Property. All Intellectual Property owned or used by the Sellers (including everything listed on the Intellectual Property
Schedule 6O attached hereto), along with all income, royalties, damages and payments due or payable as of the Closing Date or thereafter (including damages and payments for past, present or future infringements or misappropriations thereof), the right to sue and recover for past infringements and misappropriations thereof, and any and all corresponding rights that, now or hereafter, may be secured throughout the world, in each case together with all books, records, drawings, recipes, application or other indicia thereof, and in each case together with goodwill associated therewith;

               (xi) Licenses. All licenses, permits, franchises, approvals, authorizations, orders, registrations, certificates, variances and similar rights (including applications therefor), utilized in the conduct of the Business and the rights to all data and records held by any United States Regulatory Body or other agency with respect thereto (collectively, the "Business Licenses");

               (xii) Vehicles. All motor vehicles owned or leased by the Company, described on the Tangible Property Schedule 6Y hereto, and used or held for use in the conduct of the Business;

               (xiii) Security Deposits. All security deposits deposited by or on behalf of either of the Sellers as lessee or sublessee, under the Real Property Leases or the Personal Property Leases;

               (xiv) Balance Sheet Assets. Those assets, properties and rights of the Sellers reflected on the Financial Statements (as defined in Section 6E) or otherwise referred to in this Agreement or any Schedule hereto, subject to changes in the ordinary course of business consistent with past custom and practice through the Closing Date;

               (xv) Books and Records. All Books and Records of the Company and Adam Wuest Realty;

               (xvi) Property Plans. All site plans, surveys, soil and substratus studies, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, floor plans, landscape plans, appraisals, feasibility studies, environmental studies and other plans and studies of any kind if existing and in the possession or subject to the control of the Company or Adam Wuest Realty relating to the Real Property (collectively, "Property Plans");



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               (xvii) Warranties. All rights of the Sellers under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with products sold to or services provided to the Sellers for the Business, or affecting the property, machinery or equipment used in the conduct of the Business, or relating to the Owned Real Property or Leased Real Property or any property leased pursuant to the Personal Property Leases;

               (xviii)Telephone Numbers. All transferable telephone exchange numbers;

               (xix) Claims. All claims, deposits, prepayments, warranties, guaranties, refunds, causes of action, rights of recovery, rights of set-off and rights of recoupment of every kind and nature, other than those relating exclusively to the Excluded Liabilities or the Excluded Assets;

               (xx) Mail and Communications. The right to receive and retain mail and other communications and collections, including mail and communications from customers, suppliers, distributors, agents and others, which relate or pertain to the Business or the Subject Assets.

               (xxi) Customer Information. All lists and records pertaining to customers, suppliers, distributors, personnel and agents (past or current) and all other files, documents, correspondence, drawings, and specifications, computer programs and business records of every kind and nature, in each case whether evidenced in writing, electronically (including by computer) or otherwise;

               (xxii) Going Concern. All right, title and interest of the Sellers in the Business as a going concern, including its goodwill (if any) and all other intangible assets associated with the Business;

               (xxiii) Certifications. All certifications, ratings, listings and similar rights or benefits obtained from any customer or product certification organization;

               (xxiv) Employee Benefit Plans. All assets maintained pursuant to or in connection with each of the Employee Benefit Plans to be assumed by the Purchaser pursuant to Section 5I hereto, including (but not limited to) any trusts, trust funds, insurance contracts or other funding arrangements maintained on account of any such Employee Benefit Plan; and

               (xxv) Other Assets. All other property used in or relating to the Business owned by the Sellers as to which either of them has any right (irrespective of title), on the Closing Date other than the Excluded Assets.

               1B. Excluded Assets. Any provision of this Agreement to the contrary notwithstanding, the Purchaser shall not acquire, and there shall be excluded from the Subject Assets, the Sellers' interest in each of the following (the "Excluded Assets"):

               (i) Cash and Cash Equivalents. All cash and cash equivalents wherever maintained or held (including short term investments);


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               (ii) Other Matters. All rights of each of the Company and Adam
Wuest Realty, under this Agreement and the documents and other papers delivered to any of the Company or Adam Wuest Realty by the Purchaser pursuant to this Agreement;

               (iii) Excluded Liabilities and Assets. All claims related to the Excluded Liabilities or Excluded Assets and all claims for reimbursement, refund or otherwise with respect to taxes paid by or assessed against either the Company or Adam Wuest Realty; and

               (iv) Records. All of the Sellers' books and records not constituting Books and Records.

               1C. Assumed Liabilities. Subject to the terms and conditions set forth herein, the Purchaser agrees that, on the Closing Date, the Purchaser shall assume and thereafter pay, perform or discharge when due or required to be performed, as the case may be, all ordinary course obligations and Liabilities of the Sellers relating to the Business to the extent existing on the Closing Date (the "Assumed Liabilities") including, without limitation:

               (i) Balance Sheet Liabilities. All undischarged current Liabilities and obligations of the Company which relate to conduct of the Business prior to the Closing Date and are reflected on the face of the Closing Balance Sheet (as opposed to in the notes thereto) to the extent such Liabilities (a) are properly recorded thereon and (b) have been incurred in the ordinary course of business consistent with past custom and practice without violation of this Agreement; provided that Assumed Liabilities shall not include any Indebtedness or any Liabilities for Income Taxes or to Affiliates, other than the Liabilities to Affiliates set forth on the Affiliate Transactions
Schedule 6W attached hereto.

               (ii) Lease Obligations. All obligations of the Company under the Personal Property Leases and the Real Property Leases arising and to be performed on or after the Closing Date;

               (iii) Obligations Under Contracts and Licenses. All obligations of the Company under the Business Contracts and Business Licenses arising and to be performed on or after the Closing Date;

               (iv) Obligations Under the IRB. Up to $2,106,000 of the Company's and Adam Wuest Realty's obligations under the IRB;

               (v) Certain Employee Benefit Plans. The Liabilities set forth in
Section 5I hereof related to certain Employee Benefit Plans; and

               (vi) Collective Bargaining Agreement. The Liabilities set forth in Section 5G hereof related to the collective bargaining agreement.

               In the event of any claim against the Purchaser with respect to any of the Assumed Liabilities hereunder, the Purchaser shall have, and the Sellers hereby assign to the Purchaser, any



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

defense, counterclaim, or right of setoff which would have been available to the Sellers if such claim had been asserted against the Sellers.

               1D. Liabilities Not Assumed. The Purchaser will not assume or have any responsibility with respect to the following Liabilities (the "Excluded Liabilities") of the Sellers, which are excluded and shall not be assumed or discharged by the Purchaser:

               (i) any Liabilities and obligations of the Sellers (or any consolidated, affiliated or unitary group of which either Seller is a member) with respect to Income Taxes for any period, or for Sales Taxes properly due and payable at any time prior to the Closing Date;

               (ii) any Liabilities of the Sellers to any Affiliate of the Sellers except for current wages, accrued bonuses and benefits (other than those relating to the Phantom Stock Plan);

               (iii) any Liabilities arising out of or in connection with the Company's Phantom Stock Plan;

               (iv) any Liabilities and obligations arising out of or in connection with the withdrawal of the Company from the Central States Southeast and Southwest Areas Pension Fund;

               (v) except with respect to the Employee Benefit Plans to be assumed by the Purchaser pursuant to Section 5I hereto, any Liabilities, obligations or responsibilities relating to or arising under any "employee benefit plan" (as defined in Section 3(3) of ERISA) or any other employee benefit plan, program or arrangement at any time maintained or contributed to by the Company or any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with the Company under Section 414 of the Code (an "ERISA Affiliate"), or with respect to which the Company or any ERISA Affiliate has any Liability or potential Liability;

               (vi) any Liabilities relating to the Excluded Assets;

               (vii) any Liabilities of the Sellers with respect to Indebtedness (other than up to $2,106,000 of obligations under the IRB);

               (viii) any Liabilities relating to the capital stock of the Sellers or any stockholders or other agent to which either of the Sellers is party;

               (ix) any Liabilities of the Sellers correlating to amounts required to be paid by the Sellers pursuant to Section 1E or incurred in connection with the completion of the transactions contemplated hereby, including the fees and expenses of Mann, Armistead & Epperson;

               (x) any Liabilities and obligations arising out of or in connection with any oral pension arrangements;



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

               (xi) any Liabilities and obligations in connection with Gay Laney
v. Adam Wuest, Inc., Case No. C-1-99-407, United States District Court, Southern District of Ohio, or Sylvia Stallworth v. Adam Wuest, Inc., EEOC Charge No. 221990240, OCRC Charge No. 25103198 (27457) 112598, or any other claims asserted by either Gay Laney or Sylvia Stallworth; and

               (xii) without limitation by the specific enumeration of the foregoing, any Liabilities not assumed by the Purchaser pursuant to the provisions of Section 1C.

               The assumption by the Purchaser of said Liabilities shall not create any third party beneficiary rights. The Sellers shall pay and discharge when due out of their own funds, with no right of contribution or recourse against the assets of the Purchaser, or contest in good faith at no cost or expense to the Purchaser or its Affiliates, all of those Liabilities of the Sellers which the Purchaser has not agreed to assume pursuant to the provisions of this Section 1D.

               1E.    Purchase Price.

               (i) Subject to adjustment pursuant to Section 1G, the aggregate purchase price (the "Purchase Price") for the Subject Assets to be purchased by the Purchaser from the Sellers hereunder shall be $56,250,000 (the "Cash Payment") plus the assumption by the Purchaser of the Assumed Liabilities.

               (ii) The Cash Payment shall be paid to the Sellers by the Purchaser as follows:

                    (a) the Purchaser shall deliver one million dollars ($1,000,000) (the "Adjustment Escrow Fund") to The First National Bank of Chicago, escrow agent (the "Escrow Agent"), on the Closing Date as security for any Liability of the Company pursuant to the purchase price adjustment in Section 1G below. The Adjustment Escrow Fund shall be held by the Escrow Agent pursuant to the terms and conditions of the Adjustment Escrow Agreement attached as Exhibit A hereto;

                    (b) the Purchaser shall deliver three million dollars ($3,000,000) (the "Indemnity Escrow Fund") to the Escrow Agent on the Closing Date as security for any amounts owed to the Purchaser pursuant to the indemnification provisions set forth in Section 9B(i). The Indemnity Escrow Fund shall be held by the Escrow Agent pursuant to the terms and conditions of the Indemnity Escrow Agreement attached as Exhibit B hereto; and

                    (c) the Purchaser shall pay the balance of the Cash Payment on the Closing Date by wire transfer of immediately available funds to an account designated by the Company in writing not less than three (3) Business Days prior to Closing by Notice to the Purchaser.

               (iii) The Purchase Price will be allocated among the Subject Assets for all purposes (including Tax and financial accounting purposes) in the manner set forth in Schedule 1E(iii) (the "Allocation Schedule") or as otherwise agreed to in writing by the Parties (the


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"Purchase Price Allocation"). Each of the Parties will not take a position on any Tax Return, before any governmental agency charged with the collection of any Tax, or in any judicial proceeding, that is in any way inconsistent with the Purchase Price Allocation.

               1F. Determination of Closing Net Working Capital.

               (i) Definitions. The "Closing Net Working Capital" means the Net Working Capital as of the close of business on the day immediately preceding the Closing Date, as determined in accordance with Sections 1F(ii), (iii) and (iv) below.

               (ii) Closing Balance Sheet. On or before the 60th day after the Closing Date, the Company will prepare a balance sheet as of the close of business on the day immediately preceding the Closing Date (without giving effect to any of the transactions contemplated hereby), which shall be audited by Arthur Andersen LLP (the "Company's Accountant") (together with the related audit report of such firm, the "Closing Balance Sheet"), and which shall set forth a calculation of the Closing Net Working Capital, and the Company will promptly deliver a copy of the Closing Balance Sheet to the Purchaser. The Company shall pay all fees and expenses in connection with the preparation of the Closing Balance Sheet, including the fees of the Company's Accountant. The Closing Balance Sheet shall (x) be prepared in accordance with GAAP consistent with the preparation of the historical financial statements of the Company and
(y) fairly present the financial position of the Company as of the Closing Date. During such 60-day period, the Purchaser will provide the Company and the Company's Accountant reasonable access to the Company's records. To facilitate the preparation of the Closing Balance Sheet and the calculation of Closing Net Working Capital, during the 30-day period immediately following the Company's delivery of the Closing Balance Sheet, the Company will use commercially reasonable best efforts to provide the Purchaser and PricewaterhouseCoopers LLP (the "Purchaser's Accountant") reasonable access to the Company's Accountant, and the work papers related to the preparation of the Closing Balance Sheet and the calculation of the Closing Net Working Capital. On or prior to the 30th day following Company's delivery of the Closing Balance Sheet, the Purchaser may give the Company a written notice stating in reasonable detail the Purchaser's objections (an "Objection Notice") to the Closing Balance Sheet. Any Objection Notice shall specify in reasonable detail the dollar amount of any objection and the basis therefor. Any determination expressly set forth on the Closing Balance Sheet which is not specifically objected to in the Objection Notice shall be deemed final and binding upon the Parties upon delivery of the Objection Notice. If the Purchaser does not give the Company an Objection Notice within such 30-day period, then the Closing Balance Sheet will be conclusive and binding upon the Parties and the Closing Net Working Capital set forth in the Closing Balance Sheet will constitute the Closing Net Working Capital for purposes of
Section 1F(i) above.

               (iii) Dispute and Amicable Resolution. If the Purchaser gives a timely Objection Notice as described in Section 1F(ii) above, then the Purchaser and the Company shall negotiate in good faith to resolve their disputes regarding the Closing Balance Sheet.

               (iv) Resolution by Independent Accounting Firm. If the Purchaser and the Company are unable to resolve all disputes regarding the Closing Net Working Capital on or prior to the 45th day after the Objection Notice is given, then the Purchaser and the Company will retain a firm of certified public accountants chosen randomly by lot from among the "big five" accounting firms other than the Company's Accountant and the Purchaser's Accountant (the "Independent Accounting Firm") to determine the Closing Net Working Capital as soon as practicable. The Independent Accounting Firm shall only decide the specific items under dispute by the Parties and shall determine the Closing Net Working Capital in accordance with the principles set forth in this Agreement. The Closing Net Working Capital determined by the Independent Accounting Firm will be conclusive and binding upon the Parties and will constitute the Closing Net Working Capital for purposes of Section 1F(i) above. The fees and expenses of the Independent Accounting Firm in connection with its determination of the Closing Net Working Capital will be paid one-half by the Company and one-half by the Purchaser.

               (v) Instructions to Escrow Agent. Upon the final determination of the Closing Net Working Capital, the Purchaser and the Company agree to prepare, execute and deliver joint written instructions to the Escrow Agent (pursuant to the terms of the Adjustment Escrow Agreement) with respect to the distribution of the entire Adjustment Escrow Fund.

               1G. Working Capital Purchase Price Adjustment. If the Target Net Working Capital exceeds the Closing Net Working Capital by an amount greater than $50,000, then not later than the third business day after the Closing Net Working Capital is finally determined pursuant to Section 1F, the Company will pay to the Purchaser an amount equal to the entire amount of such excess in immediately available funds to the account specified by the Purchaser, which amount shall first be satisfied out of the Adjustment Escrow Fund. If the Adjustment Escrow Fund does not cover the amount of such payment, the Company will pay the balance of such payment in immediately available funds to the account specified in writing by the Purchaser. If the Closing Net Working Capital exceeds the Target Net Working Capital by an amount greater than $50,000, then not later than the third business day after the Closing Net Working Capital is finally determined pursuant to Section 1F above, the Purchaser will pay to the Company an amount equal to the entire amount of such excess in immediately available funds to the account specified by the Company. Any amount to be paid pursuant to this Section 1G will be treated as an adjustment to the Purchase Price for all purposes.

               1H. Elections. The Parties will use their commercially reasonable best efforts in good faith to minimize (or eliminate) any Transfer Taxes in respect of the Closing by, among other things, making such elections and taking such steps as may be provided for under applicable law as may reasonably be requested by the Purchaser in connection with the Closing.

               1I. Closing Date. The consummation of the purchase and sale of the Subject Assets (the "Closing") shall be held at 10:00 a.m. (E.S.T.) on November 5, 1999, or if any of the conditions to Closing set forth in Sections 2 and 3 below have not been satisfied or waived by the Party entitled to the benefit thereof on or prior to such date, then promptly following the satisfaction or waiver of such conditions (such date and time of the Closing being herein referred to as the "Closing Date") at the offices of Moore & Van Allen, 100 North Tryon Street, Floor 47, Charlotte, North Carolina.

               SECTION 2. CONDITIONS OF THE PURCHASER'S OBLIGATIONS AT THE CLOSING. The obligation of the Purchaser to take the actions set forth in
Section 1 above is subject to the satisfaction as of the Closing of the following conditions:

               2A. Representations and Warranties; Covenants. The representations and warranties contained in Section 6 hereof shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, and each of the Company and Adam Wuest Realty shall have performed in all material respects all of the covenants required to be performed by such Seller hereunder prior to the Closing.

               2B. Opinion of the Sellers' Counsel. The Purchaser shall have received from Taft, Stettinius & Hollister LLP, counsel for the Company, an opinion with respect to the matters set forth in Exhibit C attached hereto, which shall be addressed to the Purchaser, and dated as of the Closing Date.

               2C. Litigation. No suit, action or other proceeding, or injunction, order, decree or judgment relating thereto, shall be threatened or shall be pending in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby or that would reasonably be expected to have a Material Adverse Effect, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

               2D. Consents and Approvals. Each of the Company and Adam Wuest Realty shall have made all filings and shall have obtained and delivered to the Purchaser all governmental and/or third party permits, authorizations, consents and approvals required to be obtained by such Person to consummate the transactions contemplated by this Agreement (the "Consents") as set forth on the Consents Schedule 2D and the Purchaser shall have received any governmental and/or third party consents required to be obtained in connection with the transactions contemplated hereby, including the consents of Serta, Inc. and, if applicable, its stockholders. All applicable waiting periods under the HSR Act shall have expired or been terminated.

               2E. Escrow Agreements. Each of the Company, the Purchaser and the Escrow Agent will have executed and delivered the Adjustment Escrow Agreement and the Indemnity Escrow Agreement (together, the "Escrow Agreements") and the Escrow Agreements shall be in full force and effect as of the Closing and shall not have been amended or modified.

               2F. Material Adverse Change. Since the date of the Reference Balance Sheet, there shall not have occurred any material adverse change, including any litigation, in the business, assets, financial condition, results of operations or cash flows of the Company.

               2G. Employment and Unit Purchase Agreements. The Purchaser shall have entered into the Employment and Unit Purchase Agreements simultaneously with the execution of this Agreement and such Employment and Unit Purchase Agreements shall become effective as of the Closing Date and shall not have been amended or modified.

               2H. Real Estate Matters.

               (i) Title Insurance. Purchaser shall have obtained no later than five (5) days prior to the Closing, a commitment for an ALTA Owner's Title Insurance Policy 1970 Form B (or other form of policy acceptable to Purchaser) for each Owned Real Property issued by a title insurance company satisfactory to Purchaser (the "Title Company"), together with a copy of all documents referenced therein (the "Title Commitment").

               At Closing, the Company and Adam Wuest Realty shall have caused the Title Company to issue title insurance policies (which may be in the form of a mark-up of a pro forma of the Title Commitments) in accordance with the Title Commitments, insuring Purchaser's fee simple title to each Owned Real Property as of the Closing Date (including all recorded appurtenant easements insured as a separate legal parcel) with gap coverage from the Company and Adam Wuest Realty through the date of recording, subject only to Permitted Liens, in such amount as Purchaser reasonably determines to be the value of the Real Property insured thereunder (the "Title Policies"). Each of the Title Policies shall have the creditor's rights exception deleted, and shall include an extended coverage endorsement (insuring over the general or standard exceptions) and all other endorsements reasonably requested by Purchaser and Purchaser's lender ("Lender"). The Purchaser shall pay all fees, costs and expenses with respect to the Title Commitments and Title Policies.

               (ii) Surveys. Purchaser shall have obtained no later than five
(5) days prior to the Closing, a survey for each Owned Real Property, dated no earlier than the date of this Agreement, prepared by a licensed surveyor satisfactory to Purchaser, and conforming to 1997 ALTA/ACSM Minimum Detail Requirements for Urban Land Title Surveys, including Table A Items Nos. 1, 2, 3, 4, 6, 7(a), 7(b)(1), 8, 9, 10, 11 and 12, and such other standards as the Title Company and Purchaser requires as a condition to the removal of any survey exceptions from the Title Policies, and certified to Purchaser, Lender and the Title Company, in a form satisfactory to each of such parties (the "Surveys"). The Surveys shall not disclose any encroachment from or onto any of the Real Property or any portion thereof or any other survey defect which has not been cured or insured over to Purchaser's reasonable satisfaction prior to the Closing. The Purchaser shall pay all fees, costs and expenses with respect to the Surveys.

               (iii) Consents. The Company shall have obtained and delivered to Purchaser a written consent for the assignment of each of the Leases, and if requested by Lender, an agreement regarding the subordination to Lender of such landlord's lien against personal property on the applicable demised premises, consent to a waiver of landlord liens, collateral assignment of lease or leasehold mortgage from the landlord or other party whose consent thereto is required under such Lease, and such other matters as Lender may reasonably require (the "Lease Consents") in form and substance satisfactory to Purchaser and Lender.

               (iv) FIRPTA Affidavit. The Company and Adam Wuest Realty shall deliver to Purchaser affidavits dated as of the Closing Date and in form and substance required under Section 1445 of the Internal Revenue Code so that Purchaser is not required to withhold any portion of the Purchase Price thereunder (the "FIRPTA Affidavit").

               (v) Condition of Real Property. All Owned Real Property shall be in substantially the same condition and repair as that on the date of this Agreement, reasonable wear and tear excepted. The physical condition of the Owned Real Property on the date of this Agreement (including, without limitation, the environmental condition thereof) shall be satisfactory to the Purchaser. The Purchaser shall have the right to enter onto the Owned Real Property from time to time during the period expiring three (3) business days before the Closing Date (the "Inspection Period") during daylight hours and upon reasonable advance notice to the Sellers, for the purpose of performing such inspections of the physical condition of the Owned Real Property as the Purchaser may deem desirable (the "Purchaser's Inspections"). The Purchaser hereby agrees to indemnify, defend (by counsel reasonably acceptable to the Sellers) and hold harmless the Sellers from and against any and all claims, causes of action, liens, losses, damages, judgments, settlements, and expenses (including, without limitation, reasonable attorneys' fees, court costs and expenses) which may be suffered or incurred by the Sellers as a result of the entry onto the Owned Real Property by the Purchaser or its agents or contractors for purposes of conducting the Purchaser's Inspections. The Purchaser agrees to repair and restore, at the Purchaser's expense, any damage to the Owned Real Property caused by the Purchaser's Inspections. The Purchaser also agrees not to drill, bore or otherwise perform any invasive testing of the Owned Real Property without the prior written consent of the Sellers, which the Sellers agree shall not be withheld or delayed unreasonably.

               2I. Closing Documents. At the Closing, the Sellers shall have delivered to the Purchaser all of the following:

               (i) a certificate of an officer of each of the Company and Adam Wuest Realty, dated as of the Closing Date, stating that the conditions specified in Sections 2A, 2C, 2D, 2F and 2N have been fully satisfied;

               (ii) good standing certificates of the Company and Adam Wuest Realty from its jurisdiction of incorporation and each jurisdiction in which such entity is qualified to do business as a foreign corporation, in each case dated within 5 days prior to the Closing Date;

               (iii) a copy of the Company's and Adam Wuest Realty's articles of incorporation (including any amendments thereto), certified by the appropriate official in its jurisdiction of incorporation;

               (iv) the code of regulations of each of the Company and Adam Wuest Realty and a Secretary's Certificate of each of the Company and Adam Wuest Realty certifying all authorizing resolutions (including directors and shareholders and any committees of the foregoing) and the incumbency of the directors and officers of such Person executing this Agreement and any other agreements contemplated by this Agreement;

               (v) copies of all Consents;

               (vi) a limited warranty deed with respect to each Owned Real Property, conveying to Purchaser fee simple title to such Owned Real Property, subject only to Permitted Liens, and in form and substance satisfactory to Purchaser;

               (vii) an assignment and assumption of lease with respect to each of the Leases in form and substance satisfactory to Purchaser;

               (viii) the Title Policies, in accordance with Section 2H(i), together with any affidavits, indemnities and other agreements or assurances reasonably required by the Title Company to issue the Title Policies;

               (ix) the Lease Consents in accordance with Section 2H(iii);

               (x) the FIRPTA Affidavits in accordance with Section 2H(iv); and

               (xi) such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its special counsel may reasonably request.

               2J. Financing. The Purchaser shall have received the cash proceeds of the financing transactions necessary in order to consummate the transactions contemplated hereby and to fund the ongoing working capital needs of the Company, all on terms and conditions satisfactory to the Purchaser.

               2K. Transfer Taxes. All sales and transfer taxes, recording charges and similar taxes, fees or charges imposed as a result of the sale and transfer of the Owned Real Property to the Purchaser (collectively, the "Transfer Taxes"), together with any interest, penalties or additions to such Transfer Taxes shall be paid one-half by the Company and Adam Wuest Realty and one-half by the Purchaser. The Company, Adam Wuest Realty and the Purchaser shall cooperate in a timely manner making all filings, returns, reports and forms as necessary or appropriate to comply with the provisions of all applicable laws in connection with the payment of such Transfer Taxes, and shall cooperate in good faith to minimize, to the fullest extent possible under such laws, the amount of any such Transfer Taxes payable in connection therewith.

               2L. Release of Liens. Each of the Company and Adam Wuest Realty shall have obtained releases of all Liens (other than any Permitted Liens) relating to the Subject Assets and shall have delivered satisfactory evidence, as determined by the Purchaser, of such releases to the Purchaser.

               2M. Transactions with Affiliates. All transactions, agreements or other arrangements with the Sellers or any of their respective Affiliates to which any of the Subject Assets is subject, other than this Agreement, shall have been terminated.

               2N. Phantom Stock Plan. The Company's Phantom Stock Plan shall have been terminated and all benefits thereunder canceled or paid, and the Purchaser shall have received a waiver of Section 12 of such plan and a release from any Liability with respect thereto from each of the participants thereunder.

               2O. Conveyancing Documents. The Sellers shall have executed and delivered to the Purchaser an assignment and assumption agreement (an "Assignment and Assumption

Agreement") substantially in the form of Exhibit D hereto and a bill of sale (a "Bill of Sale") substantially in the form of Exhibit E hereto.

               2P. Substitution Agreement. The Sellers shall have provided to the Purchaser a substitution agreement duly executed by the Company and its Union, upon terms satisfactory to the Purchaser, pursuant to which the Union shall have agreed to substitute the Purchaser for the Seller in, and to continue to be bound by, the collective bargaining agreement now in effect between the Company and the Union.

               2Q. Waiver. Any condition specified in this Section 2 may be waived if consented to in writing by the Purchaser.

               SECTION 3. CONDITIONS OF THE SELLERS' OBLIGATIONS AT THE CLOSING. The obligation of each of the Sellers to take the actions set forth in Section 1 above is subject to the satisfaction as of the Closing of the following conditions:

               3A. Representations and Warranties; Covenants. The representations and warranties contained in Section 8 hereof shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, and the Purchaser shall have performed in all material respects all of the covenants required to be performed by the Purchaser at or prior to the Closing.

               3B. Escrow Agreements. Each of the Purchaser, the Company and the Escrow Agent will have executed and delivered the Escrow Agreements, and the Escrow Agreements shall be in full force and effect as of the Closing and shall not have been amended or modified.

               3C. Employment and Unit Purchase Agreements. The Purchaser shall have entered into the Employment and Unit Purchase Agreements and such Employment and Unit Purchase Agreements shall be in full force and effect as of the Closing and shall not have been amended or modified.

               3D. Litigation. No suit, action or other proceeding, or injunction, order, decree or judgment relating thereto, shall be threatened or shall be pending in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

               3E. Opinion of the Purchaser's Counsel. The Company shall have received from Kirkland & Ellis, special counsel to the Purchaser, an opinion with respect to the matters set forth in Exhibit F attached hereto, which shall be addressed to the Company and Adam Wuest Realty and dated as of the Closing Date.

               3F. Closing Documents. At the Closing, the Purchaser shall have delivered to the Company a certificate of an officer of the Purchaser, dated the Closing Date, stating that the conditions specified in Section 3A shall have been fully satisfied, and such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

               3G. HSR Act. All applicable waiting periods under the HSR Act shall have expired or been terminated.

               3H. Conveyancing Documents. The Purchaser shall have executed and delivered to the Sellers the Assignment and Assumption Agreement and the Bill of Sale.

               3I. Waiver. Any condition specified in this Section may be waived if consented to in writing by the Sellers.

               SECTION 4. PRE-CLOSING COVENANTS AND AGREEMENTS. Each of the Parties agrees as follows with respect to the period between the date of this Agreement and the Closing:

               4A. Best Efforts; Further Assurances. Subject to the terms and conditions herein provided, each of the Parties hereto shall use its commercially reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and to fulfill all of the conditions set forth in Sections 2 and 3 above and the execution and delivery of the agreements and instruments contemplated hereby to be executed and delivered at the Closing. In the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other Person is commenced which questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the Parties agree to cooperate and use commercially reasonable best efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use commercially reasonable best efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby.

               4B. Third Party Notices and Consents. The Sellers shall use their respective commercially reasonable best efforts to (i) give required notices to third parties, (ii) obtain any required Consents (including the consents of Serta, Inc. and, if required, its stockholders), and (iii) take any actions reasonably required by any third party, in each case in connection with the matters contemplated by this Agreement. The Purchaser shall assist the Sellers in obtaining the Consents and giving such notices by providing such information and undertakings as reasonably may be required. Notwithstanding the foregoing, neither the provisions of Section 4A nor this Section 4B shall require any of the Parties to make any payment to a third party to obtain any Consent which payment is not otherwise required by pre-existing commitments, other than the payment of reasonable legal and administrative fees.

               4C. Operation of Business. The Company shall operate the Business only in the usual and ordinary course of business consistent with past custom and practice and in accordance with all Laws and will use commercially reasonable best efforts to preserve the goodwill and organization of the Business and the relationships with its customers, suppliers, employees and other

Persons having business relations with the Company. Without limiting the generality of the foregoing, prior to the Closing, without the prior written consent of the Purchaser, the Company covenants that:

               (i) it shall not directly or indirectly, except as expressly contemplated by this Agreement, take or omit to take any action that would require disclosure under Section 6K below or that would otherwise result in a breach of any of the representations, warranties or covenants made by the Company in this Agreement;

               (ii) the Company will use its commercially reasonable best efforts to (1) preserve intact the organization and goodwill of the Company, (2) keep available the services of each of its officers, salaried employees and sales representatives, and (3) maintain satisfactory relationships with each of its material suppliers and customers; and

               (iii) the Company shall not sell, assign, transfer, lease, license, or abandon any of its assets (other than assets of insignificant value, both individually and in the aggregate), tangible or intangible other than in the ordinary course of business consistent with past custom and practice for a fair consideration or as otherwise contemplated by this Agreement.

               4D. Full Access. The Sellers shall afford, and cause their affiliates, officers, directors, employees, attorneys, accountants, advisors and other agents (the "Company Representatives") to afford, to the Purchaser, its financing sources and the Purchaser's accounting, legal and other representatives, subject to the Confidentiality Agreement, full and complete access at all reasonable times to all premises, properties and Company Representatives of the Sellers and to all business, financial, legal, real estate, tax, compensation and other data and information (including all books, records, contracts, customer lists, other documents and records and any working papers of the Company Representatives) concerning the Sellers and their affairs and operations as requested by the Purchaser or its representatives or agents.

               4E. Press Release and Public Announcements. Neither of the Sellers nor any of their respective representatives shall make any public announcement with respect to this Agreement or the transactions contemplated hereby (other than to the Sellers' advisors, representatives and agents, on a need-to-know basis, for purposes of evaluating and negotiating the transactions contemplated by this Agreement) without the prior written consent of the Purchaser. The Purchaser agrees that it shall use reasonable efforts to consult with the Company and provide the Company with reasonable opportunity to comment on the form, substance and timing of, and use reasonable efforts to agree upon the text of, any press release, before issuing any such press release or otherwise making public statements with respect to this Agreement or the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency; provided that the Purchaser may make any public announcement or issue any press release with respect to this Agreement or the transactions contemplated hereby only if and to the extent it believes in good faith such announcement or press release is required by applicable law (including the rules and regulations of the Securities and Exchange Commission).

               4F. HSR Act. In connection with the transactions contemplated by this Agreement, the Parties shall comply promptly with the notification and reporting requirements of the HSR Act and use all commercially reasonable best efforts to obtain early termination of the waiting period under the HSR Act. The Parties shall substantially comply as promptly as practicable with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, by any antitrust authority.

               4G. Compliance with Agreements and Laws. The Sellers shall, (i) comply with all material obligations pursuant to any contract or agreement, whether oral or written, express or implied and (ii) comply in all material respects with all applicable Laws. Without limiting the generality of the foregoing, the Sellers shall comply in all material respects with all Environmental and Safety Requirements and all permits, licenses or other authorizations issued thereunder; respond in accordance with applicable law to any Release or threatened Release of any Hazardous Material, substance or waste in a manner which complies in all material respects with all Environmental and Safety Requirements; and provide such documents or information in the possession of the Company or Adam Wuest Realty, or conduct at the Purchaser's cost such studies or assessments, relating to matters arising under Environmental and Safety Requirements as the Purchaser may reasonably request.

               4H. Payment of Obligations. The Sellers shall pay and discharge when due all Taxes, assessments and governmental charges imposed upon their properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all valid claims for labor, materials or supplies.

               4I. Notice of Material Developments. Each Party shall give written notice to the other Parties as soon as possible of (i) any material variances in any of its representations or warranties contained in this Agreement, (ii) any material breach of any covenant hereunder by such Party, and
(iii) any other development which would render any of the conditions in Section 2 or 3 incapable of being satisfied.

               4J. Exclusivity. None of the Sellers or any of their respective representatives, officers, directors, agents, stockholders or Affiliates (all such persons and entities, the "Company Personnel") shall directly or indirectly initiate, solicit, entertain, negotiate, accept or discuss any proposal or offer (an "Acquisition Proposal") to acquire all or any significant part of the Company or the Owned Property, as applicable, whether by merger, purchase of stock, purchase of assets, tender offer or otherwise (a "Third Party Acquisition"), or provide any nonpublic information to any third party in connection with an Acquisition Proposal or a Third Party Acquisition, or enter into any agreement, arrangement or understanding requiring the Sellers to abandon, terminate or fail to consummate the transactions contemplated under this Agreement. The Sellers shall (i) immediately notify the Purchaser if any member of the Company Personnel receives any indication of interest, request for information or offer in respect of an Acquisition Proposal, (ii) communicate to the Purchaser in reasonable detail the terms of any such indication, request or proposal, and (iii) provide the Purchaser with copies of all written communications relating to any such indication, request or proposal. The Sellers represent that no member of the Company Personnel is party to or bound by any agreement with respect to an Acquisition Proposal or a Third Party Acquisition other than under this Agreement and the members of the Company Personnel have terminated all discussions with third parties (other than the Purchaser) regarding Acquisition Proposals or Third Party Acquisitions. The Sellers shall use their best efforts to cause each member of the Company Personnel to comply with the provisions of this Section 4J. In the event that any of the Sellers breaches the provisions of this Section 4J and the transactions contemplated hereby are not consummated for any reason (other than as a direct result of a material breach of this Agreement by the Purchaser in the absence of any material breach of this Agreement by the Sellers), the Sellers shall promptly reimburse the Purchaser and its Affiliates for all out-of-pocket fees and expenses incurred before or after the date of this Agreement by the Purchaser and its Affiliates related to the transactions contemplated hereby, including fees and expenses of legal counsel, accountants and other consultants and advisors retained by the Purchaser in connection with the transactions contemplated hereby. The foregoing provisions are in addition to, and not in derogation of, any statutory or other remedy that the Purchaser may have for a breach of this Section 4J.

               4K. Certain Pre-Closing Tax Matters. Except as expressly contemplated by this Agreement, without the prior written consent of the Purchaser, the Company shall not fail to timely file any Tax Return, take a position on a Tax Return not in keeping with prior practice or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such action or omission could have the effect of increasing the present or future Tax Liability or decreasing any present or future Tax asset of the Company or the Purchaser.

               4L. Certain Real Property Matters.

               (i) Maintenance of Real Property. The Sellers shall maintain the Real Property, including all of the Improvements, in substantially the same condition as of the date of this Agreement, ordinary wear and tear excepted, and shall not demolish or remove any of the existing Improvements, or erect new improvements on the Real Property or any portion thereof, without the prior written consent of the Purchaser.

               (ii) Leases. The Sellers shall not amend, extend, renew or terminate any Lease, and shall not enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property, without the prior written consent of the Purchaser.

               (iii) Title Insurance and Surveys. The Sellers shall use commercially reasonable best efforts to assist the Purchaser in obtaining the Title Commitments, Title Policies and Surveys in form and substance as set forth in Section 2H of this Agreement, within the time periods set forth therein, including, without limitation, removing from title any liens or encumbrances which are not Permitted Liens. The Sellers shall provide the Title Company with any affidavit, indemnity or other assurances requested by the Title Company to issue the Title Policies.

               4M. Change of Name. Simultaneous with the Closing, each of the Sellers shall amend its articles of incorporation to change its name to a name which does not contain the words "Adam", "Wuest" or substantially similar words. Following the Closing, the Sellers agree that they will not, and will cause their Affiliates to not, use such words in connection with any other Person, business or activity.

               SECTION 5.  COVENANTS AND AGREEMENTS.

               5A. Confidentiality. In consideration of the mutual covenants contained herein, each of the Sellers agrees that, for all times after the Closing Date, except as required by law or court order or as required to be disclosed in connection with a dispute between the Purchaser, on the one hand, and the Sellers on the other hand, it shall not, directly or indirectly, disclose to any unauthorized Person or use for its own account any Confidential Information unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Company's acts or omissions to act. The Sellers further agree to use reasonable efforts and diligence to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss or theft.

               5B.    Noncompete, Nonsolicitation.

               (i) For a period of 5 years following the Closing Date (the "Noncompete Period"), none of the Company , Adam Wuest Realty, David W. Deye, Stephen D. Lund, James P. Fanning and the other Persons listed on the Seller Signature Page attached hereto (the "Company Representatives") shall directly or indirectly own, operate, lease, manage, control, participate in, consult with, advise, permit his name to be used by, provide services for, or in any manner engage in any business (including by himself or in association with any person, firm, corporate or other business organization or through any other entity) that engages in (x) the manufacture or wholesale distribution of mattresses, box springs, bedding products or other products competitive with such products or
(y) any other business which competes with the business of the Company Group as conducted prior to the Closing, in either case within any geographical area in which the Company Group has obtained or is in the process of obtaining a Serta license as of the Closing. Nothing herein shall prohibit a Seller from (a) being a passive owner of not more than 2% of the outstanding stock of a corporation which is publicly traded, so long as such Seller has no active participation in the business of such corporation, or (b) from owning an interest in or being employed by the Purchaser or any of its Affiliates.

               (ii) During the Noncompete Period, none of the Company Group shall directly or indirectly (x) induce or attempt to induce any employee of the Company Group to leave the employ of the Company Group, or in any way interfere with the relationship between the Company Group and any employee thereof, including, inducing or attempting to induce any union, employee or group of employees to interfere with the business or operations of the Company Group, (y) solicit the employment of or hire any person who was a Key Employee of the Company Group within the immediately preceding eighteen month period, or (z) induce or attempt to induce any customer, supplier, distributor, franchisee, licensee or other business relation of the Company Group to cease doing business with the Company Group, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company Group.

              (iii) The Company agrees and acknowledges that: (a) the covenants set forth in this Section 5B are reasonably limited in both time and geographical scope and in all other respects, (b) the covenants set forth in this Section 5B are reasonably necessary for the protection of the

Purchaser, (c) the Purchaser would not have entered into this Agreement but for the covenants of the Company contained herein, and (d) the covenants contained herein have been made in order to induce the Purchaser to enter into this Agreement.

               (iv) If, at the time of enforcement of this Section 5B, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under the circumstances then existing, the Parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

               (v) The Company recognizes and affirms that in the event of his breach of any provision of this Section 5B, money damages would be inadequate and the Purchaser and the Company Group would have no adequate remedy at law. Accordingly, the Company agrees that in the event of a breach or a threatened breach by any Company Representative of any of the provisions of this Section 5B, the Purchaser and the Company Group, in addition and supplementary to other rights and remedies existing in their favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

               5C. Record Retention. Each Party agrees that for a period of not less than seven (7) years following the Closing Date, it shall not destroy or otherwise dispose of any of the Books and Records relating to the Business, the Subject Assets, the Assumed Liabilities, the Excluded Assets or the Excluded Liabilities in its possession with respect to periods prior to the Closing. Each Party shall have the right to destroy all or part of such Books and Records after the seventh anniversary of the Closing Date or, at an earlier time by giving each other Party hereto thirty (30) days prior written notice of such intended disposition and by offering to deliver to the other Party, at the other Party's expense, custody of such Books and Records as such Party may intend to destroy. The Purchaser agrees to provide the Sellers with reasonable access to Books and Records in its possession as may be required in connection with any tax filing, tax audit, accounting audit, response to a Government Entity or litigation of either of the Sellers.

               5D.    Accounts Receivable; Mail.

               (i) In the event that any payment of the accounts receivable or other asset included in the Subject Assets is received by any of the Sellers after the Closing Date, such Seller will hold such amounts received or paid as trustee for and remit such payments to the Purchaser by wire transfer of immediately available funds as soon as practicable (and in any event within two
(2) Business Days following receipt thereof).

               (ii) The Sellers authorize and empower the Purchaser from and after the Closing Date (i) to receive and open mail addressed to such Seller and
(ii) to deal with the contents thereof in any manner the Purchaser sees fit; provided, in the case of clause (ii), such mail and the contents thereof relate to the Subject Assets or otherwise to the Business or to any of the Assumed Liabilities. The Purchaser agrees to forward any mail relating solely to the Excluded Assets or Exchange

Liabilities to the Company or Adam Wuest Realty, as applicable. Each Party agrees to deliver to the relevant Party promptly upon receipt of any mail, checks or documents which it receives to which it is not entitled by reason of this Agreement or otherwise and to which that other Party is entitled.

               5E. Insurance Coverage. If any of the insurance policies cannot be assigned to the Purchaser on the Closing Date, at the Purchaser's request and expense, including payment of all premiums, before or after the Closing Date, each of the Sellers shall use commercially reasonable best efforts to have the Purchaser named as an additional insured and loss payee, as its interest may appear, on all such current insurance policies maintained by any of the Sellers covering time periods beginning prior to the Closing Date and extending beyond the Closing Date, until the expiration date of such policy or policies. With respect to any Liabilities of the Sellers which the Purchaser has agreed to assume pursuant to this Agreement or to indemnify the Sellers pursuant to
Section 9 or any other Liabilities to which the Purchaser may become subject for pre-Closing occurrences, in each case to the extent such Liabilities may be covered by insurance maintained by such Seller or as to which such Seller is an additional insured, such Seller agrees, at the Purchaser's request, to prosecute diligently any insurance claims which may be asserted in respect thereof and to promptly notify the Purchaser of the assertion of each such claim. From and after the Closing Date in the event that such Seller recovers insurance proceeds in respect of any amounts in respect of the Liabilities described in the preceding sentence, such Seller shall promptly remit such proceeds to the Purchaser and the Purchaser shall pay such Liabilities with such proceeds.

               5F. Employees. Subject to Section 5G hereof and the collective bargaining agreement, as of the Closing Date, the Purchaser will offer employment (on terms and conditions not materially worse than those currently in effect) to all of the employees of the Company who are actively employed by the Company on the Closing Date. Those employees who accept such offers of employment as of the Closing Date shall be referred to herein as "Transferred Employees." Notwithstanding the foregoing, nothing in this Agreement shall limit the Purchaser's ability to terminate the employment of any Transferred Employee at any time and for any reason, including without cause.

               5G. Union Matters. The Purchaser agrees to offer to employ all employees of the Sellers in the bargaining unit represented by the United Steelworkers of America and to assume all of the Sellers' obligations under the collective bargaining agreement with the United Steelworkers of America effective from December 20, 1998 to December 20, 2001. The Purchaser further agrees to credit bargaining unit employees with their seniority accumulated while in the employment of the Sellers for all purposes under the collective bargaining agreement. The Purchaser agrees that it is responsible for any obligations arising under the Worker Adjustment and Retraining Notification Act solely resulting from its actions on and after the Closing, and that the Purchaser will indemnify the Sellers with respect to any claims based on such actions made against the Sellers under this Act.

               5H. Multiemployer Plan Withdrawal Liability - ERISA Section 4204. The Company has an obligation to contribute to the UIU Pension Trust, which is a "defined benefit plan" (as such term is defined in Section 3(35) of ERISA) and a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA). The Purchaser agrees that, from and after the Closing Date, in order to avoid the assessment of any withdrawal liability under Section 4201 of ERISA, the Purchaser shall have an obligation to contribute to the UIU Pension Trust for substantially the same number of contribution base units for which the Company had an obligation to contribute prior to the Closing Date. The Purchaser may apply to the PBGC or to the sponsor of the UIU Pension Trust to obtain an individual exemption or variance from the requirements of subparagraphs (B) and
(C) of Section 4204(a)(1) of ERISA and a waiver of the bond and escrow requirements of Section 4204(a)(3) of ERISA. The Sellers and the Company shall cooperate in the prosecution of any such application and implementation of any such exemption, variance or waiver. To the extent that before the Closing Date such an exemption, variance or waiver is not granted with respect to the UIU Pension Trust, then the following provisions shall apply (unless such a variance or waiver is granted prior to the first day of the first plan year of the UIU Pension Trust beginning after the Closing Date):

               (i) The Purchaser shall provide to the UIU Pension Trust annually for a period of 5 plan years of the UIU Pension Trust (commencing with the first plan year of the UIU Pension Trust beginning after the Closing Date) a bond issued by a corporate surety company that is an acceptable surety for purposes of Section 412 of ERISA, or an amount held in escrow by a bank or a similar financial institution satisfactory to the UIU Pension Trust, or such other equivalent form of security permitted for this purpose in an amount equal to 100% (or 200% in the event that the UIU Pension Trust is in reorganization in the plan year during which the Closing Date occurs) of the greater of (A) the average annual contribution required to have been made by the Company with respect to the operations under the UIU Pension Trust for the 3 plan years of the UIU Pension Trust preceding the plan year in which the Closing Date occurs, or (B) the annual contribution that the Company was required to have made with respect to the operations under the UIU Pension Trust for the last plan year of the UIU Pension Trust preceding the plan year in which the Closing Date occurs; which bond, escrow or security shall be paid to the UIU Pension Trust if the Purchaser withdraws from the UIU Pension Trust in a complete or partial withdrawal with respect to its operations, or fails to make a contribution to the UIU Pension Trust when due, at any time during the first 5 plan years of the UIU Pension Trust beginning after the Closing Date.

               (ii) The Sellers and the Purchaser hereby agree that, if the Purchaser withdraws from the UIU Pension Trust in a complete withdrawal or a partial withdrawal with respect to operations during the first 5 plan years of the UIU Pension Trust beginning after the Closing Date, the Purchaser will be primarily liable and the Sellers will be secondarily liable to the UIU Pension Trust for any withdrawal liability the Sellers or the Company would have incurred to the UIU Pension Trust (but for Section 4204 of ERISA) in the event the liability of the Purchaser with respect to the UIU Pension Trust is not paid.

               (iii) Since the Sellers intend to liquidate the Company before the end of the 5 plan year period described in subparagraph (i) above, the Purchaser agrees to provide a bond or an amount in escrow equal to the amount described in Section 4204(a)(3) of ERISA on behalf of the Sellers, which amount shall revert to the Purchaser if not paid to the UIU Pension Trust during such 5 plan year period.

               5I. Employee Benefit Plans. Effective as of the Closing Date, the Purchaser shall assume, adopt and become the sponsor of the Employee Benefit Plans listed on the Assumed Plan

Schedule 5I hereto. The Company hereby agrees to take any and all actions as may be necessary to transfer such Employee Benefit Plans to the Purchaser.

               5J. Sales Taxes. The Sellers shall pay the Sales Taxes identified on the Sales Tax Schedule 5J within 45 days following the Closing Date and shall provide the Purchaser with satisfactory evidence of such payment.

               SECTION 6. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY. As a material inducement to the Purchaser to enter into this Agreement and purchase the Subject Assets hereunder, the Company hereby represents and warrants to the Purchaser that the following statements contained in this
Section 6 are correct and complete as of the date of this Agreement except as set forth in the disclosure schedule delivered by the Company to the Purchaser on the date hereof. With respect to Sections 6A, 6C, 6D, 6F, 6K, 6L, 6M, 6V, 6X and 6Y, the Sellers, jointly and severally, hereby represent and warrant to the Purchaser that the statements contained in such Sections are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule delivered by the Sellers to the Purchaser on the date hereof.

               6A. Organization, Corporate Power and Licenses. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation and is duly authorized to conduct business in every jurisdiction where such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect, which such jurisdictions are set forth on the Foreign Qualifications Schedule 6A attached hereto. Each of the Sellers possesses all requisite corporate power and authority and all licenses, permits, and authorizations necessary to own and operate their properties, to carry on its business as now conducted and as conducted on the date of the Reference Balance Sheet and to carry out the transactions contemplated by this Agreement. The copies of the articles of incorporation and code of regulations of each of the Sellers which have been furnished to the Purchaser reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

               6B. Capital Stock and Related Matters; Subsidiaries.

               (i) As of immediately prior to the Closing, the authorized capital stock of the Company consists of 18,106 shares, of which 13,106 are voting common stock and 5,000 are non-voting common stock (the "Shares"). The Shares constitute all of the outstanding capital stock of the Company and are held beneficially and of record (free and clear of all Liens) as set forth on the Capitalization Schedule 6B attached hereto. The Capitalization Schedule 6B attached hereto, sets forth the name of each Person holding any equity securities of the Company, any securities convertible or exchangeable for any equity securities of the Company and any options or other rights to purchase equity securities of the Company and the amount and type of such securities or options or rights held by such Persons as of the Closing Date and immediately thereafter. Except as set forth on the Capitalization Schedule 6B, the Company has no outstanding (1) stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor any rights or options to subscribe for or to purchase its capital stock or (2) any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock or similar plans or rights.

               (ii) The Company has no Subsidiaries.

               6C. Authorization; No Breach. The Sellers' execution, delivery and performance of this Agreement and all other agreements and instruments contemplated hereby to which such person is a party have been duly authorized by such person. This Agreement constitutes a valid and binding obligation of the Sellers, enforceable in accordance with its terms, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity), and all other agreements and instruments contemplated hereby to which such person is a party, when executed and delivered by such person in accordance with the terms hereof, shall each constitute a valid and binding obligation of such person, enforceable in accordance with its terms, except as such enforceability may be limited by (a) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) applicable equitable principles (whether considered in a proceeding at law or in equity). Except as set forth on the attached Authorization Schedule 6C, the execution and delivery by the Sellers of this Agreement and all other agreements and instruments contemplated hereby to which any such person is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Sellers does not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien upon any Seller's assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or notice or declaration to, the articles of incorporation or code of regulations of any Seller, or any Law to which any Seller is subject, or any order, judgment or decree or any material agreement or instrument to which any Seller is subject. None of the Sellers is a party to or bound by any written or oral agreement or understanding with respect to an Acquisition Proposal or a Third Party Acquisition other than this Agreement, and each Seller has terminated all discussions with third parties (other than the Purchaser) regarding Acquisition Proposals or Third Party Acquisitions.

               6D. Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other third party is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for applicable requirements of the HSR Act or as set forth on the attached Consents
Schedule 6D.

               6E. Financial Statements.

               (i) Attached hereto as the Financial Statements Schedule 6E are the following financial statements (the "Financial Statements"):

               (a) the audited balance sheets of the Company as of December 31, 1996, December 31, 1997 and December 31, 1998, and the related statements of combined income and cash flows (or the equivalent) for the respective twelve-month periods then ended; and

               (b) the unaudited balance sheets of the Company as of August 31, 1999 (the "Reference Balance Sheet") and September 30, 1999 and the related statements of income (or the equivalent) for the eight month and nine month periods then ended.

Except as set forth on the Financial Statements Schedule 6E, each of the foregoing financial statements (including in all cases the notes thereto, if any) is correct and complete in material respects and is consistent in all material respects with the books and records of the Company and fairly presents the financial condition, operating results and cash flows of the Company and has been prepared in accordance with GAAP consistently applied throughout such financial statements and the periods covered thereby, subject in the case of the unaudited financial statements to the absence of footnote disclosure and year end adjustments.

               (ii) All Real Property Leases, Personal Property Leases, Taxes, insurance, utility or other similar regular periodic charges with respect to the Subject Assets are paid by the Company and are reflected on the Company's historical financial statements.

               6F. Absence of Undisclosed Liabilities. Except as set forth on the attached Disclosed Liabilities Schedule 6F, the Company has no obligation or Liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the date hereof, or any action or inaction at or prior to the date hereof, or any state of facts existing at or prior to the date hereof, other than: (i) Liabilities set forth on the Liabilities side of the Reference Balance Sheet (excluding any notes thereto),
(ii) Liabilities and obligations which have arisen after the date of the Reference Balance Sheet in the ordinary course of business (none of which is a Liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) other Liabilities and obligations listed on the Disclosed Liabilities Schedule 6F.

               6G. Product Warranty. All products manufactured, sold, leased or delivered by the Company have been manufactured in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no Liability for replacement or repair thereof or other damages in connection therewith materially in excess of past custom and practice and experience. No products manufactured, sold, leased or delivered by the Company and no services rendered by the Company are subject to any Guarantee, warranty or other indemnity beyond the applicable standard terms and conditions of such sale, lease or service. The attached Product Warranty Schedule 6G includes copies of such standard terms and conditions of sale, lease and service for the Company(containing applicable guaranty, warranty and indemnity provisions).

               6H. Product Liability. The Company has no Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company which would not be covered by insurance if the Purchaser were to maintain the same level and type of insurance maintained by the Company as of the date of the Reference Balance Sheet.

               6I. No Material Adverse Effect. Since the date of the Reference Balance Sheet, there has occurred no fact, event or circumstance which has had or would reasonably be expected to have a Material Adverse Effect.

               6J. Indebtedness. On August 31, 1999, the aggregate Indebtedness of the Company was $450,000 and is described on the Indebtedness Schedule 6J. None of such Indebtedness shall exist following the Closing except as indicated on the Indebtedness Schedule 6J.

               6K. Absence of Certain Developments. Except as expressly contemplated by this Agreement or as set forth on the attached Developments
Schedule 6K, since the date of the Reference Balance Sheet, the Sellers have conducted the Business only in the ordinary course of business consistent with past custom and practice, and have not:

               (i) issued any notes, bonds or other debt securities;

               (ii) incurred any Indebtedness, other than any Indebtedness incurred in the ordinary course of business consistent with past custom and practice;

               (iii) discharged or satisfied any material Lien or paid any material obligation or Liability, other than current Liabilities paid in the ordinary course of business consistent with past custom and practice;

               (iv) mortgaged or pledged or imposed any security interest upon any of its properties or assets, tangible or intangible, or subjected them to any Lien, except Permitted Liens;

               (v) sold, assigned, transferred, leased, licensed or abandoned any of its assets, tangible or intangible (including the Intellectual Property Rights) other than in the ordinary course of business consistent with past custom and practice for a fair consideration;

               (vi) made or granted any bonus or any wage or salary increase or made any other change in employment to any director, officer, employee or group of employees (except as required by pre-existing contracts described on the attached Contracts Schedule 6N or in the ordinary course of business consistent with past custom and practice), or made or granted any increase in any bonus, profit sharing, incentive, severance, or other employee benefit plan, contract or arrangement, or amended or modified or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

               (vii) entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such contracts or agreements;

               (viii) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

               (ix) delayed, postponed or canceled the payment of any accounts payable or any other Liability or obligation or agreed or negotiated with any party to extend the payment date of any accounts payable or accelerated the collection of any accounts or notes receivable;

               (x) made any loans or advances to, Guarantees for the benefit of, or any Investments in, any Persons or formed any Subsidiary;

               (xi) suffered any damage, destruction or casualty loss exceeding in the aggregate $25,000 which is not covered by insurance, or experienced any material changes in the amount and scope of insurance coverage;

               (xii) made any change in any method of accounting or accounting policies, other than those required by GAAP which have been disclosed in writing to the Purchaser, or made any write-down in the value of its inventory that is other than in the ordinary course of business consistent with past custom and practice, or made any change in its cash management policies;

               (xiii) directly or indirectly engaged in any transaction, made any loan to or entered into any arrangement with any officer, director, partner, shareholder, employee or other Affiliate of the Company;

               (xiv) granted any license or sublicense of any rights under or with respect to any Intellectual Property Rights;

               (xv) canceled, compromised, waived, or released any right or claim (or series of related rights and claims) involving more than $25,000;

               (xvi) entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 other than purchase orders and promotional arrangements entered into in the ordinary course of business;

               (xvii) accelerated, terminated, modified, or canceled any agreement, contract or license (or series of related agreements, contracts, or licenses) involving more than $10,000 to which the Company is a party or by which it is bound other than purchase orders entered into in the ordinary course of business;

               (xviii) experienced any other occurrence, event, incident, or taken any action or omitted to take any action which would have a Material Adverse Effect; or

               (xix) agreed, whether orally or in writing, to do any of the foregoing.

               6L. Assets.

               (i) Except as set forth on the Liens Schedule 6L attached hereto and other than the Owned Real Property which is addressed in Section 6L(iii) below, the Company has good and valid title to, or a valid leasehold interest in, the Subject Assets, and the Subject Assets constitute all of the properties and assets, tangible or intangible, used by it, purported to be owned by it or shown on the Reference Balance Sheet or acquired thereafter, and are owned by the Company free and clear of all Liens, except for (a) properties and assets disposed of in the ordinary course of business consistent with past custom and practice since the date of the Reference Balance Sheet, (b)

Permitted Liens and (c) cash and cash equivalents.

               (ii) Each of the Sellers owns, has a valid leasehold interest in, or has a valid license to use, all the assets, properties and rights, whether tangible or intangible, necessary for the conduct of its business as presently conducted and as conducted as of the date of the Reference Balance Sheet.

               (iii) Adam Wuest Realty has good and valid title to the Owned Real Property free and clear of all Liens (other than Permitted Liens) and otherwise does not own, have title to or any interest in any of the Subject Assets.

               6M. Tax Matters.

               (i) Except as set forth on the attached Taxes Schedule 6M:

                   (a) the Company has filed all Tax Returns which it is required to file under applicable laws and regulations, and all such Tax Returns are complete and correct in all material respects and have been prepared with immaterial exceptions in compliance with all applicable laws and regulations;

                   (b) the Company has paid all Taxes due and owing by it (whether or not such Taxes are shown or required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, shareholder, creditor or other third party;

                   (c) the Company has not waived any statute of limitations with respect to any Taxes or agreed to any extension of time for filing any Tax Return which has not been filed; and the Company has not consented to extend to a date later than the date hereof the period in which any Tax may be assessed or collected by any Tax authority;

                   (d) the accruals for Taxes on the Reference Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income) is adequate to pay all Tax liabilities of the Company as of the date thereof and the Company has not incurred any liability for Taxes since the date of the Reference Balance Sheet other than Taxes incurred in the ordinary course of business;

                   (e) no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company;

                   (f) there are no liens for Taxes upon any of the assets of, or interests in, the Company, other than for liens for Taxes not yet due and payable;

                   (g) no claim has been made within the previous five years in writing by a taxing authority in a jurisdiction where the Company does not file Tax Returns that such entity is or may be subject to Taxes assessed by such jurisdiction; and

                   (h) the Company is not a party to or bound by any Tax allocation or Tax sharing agreement;

              (ii) The Company:

                   (a) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

                   (b) has not made an election under Section 341(f) of the Code; and

                   (c) is not liable for the Taxes of another Person (A) under Treasury Regulation Section 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, or (C) by contract or indemnity or otherwise.

               6N. Contracts and Commitments.

               (i) Except as expressly contemplated by this Agreement or as set forth on the attached Contracts Schedule 6N, the Company is not a party to or bound by any written or oral:

                   (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to its current or former directors, officers or employees or any other employee benefit plan, arrangement or practice, whether formal or informal;

                   (b) collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                   (c) management agreement or contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis (i) providing annual cash or other compensation in excess of $10,000, (ii) providing for the payment of any cash or other compensation or benefits upon the consummation of the transactions contemplated hereby or (iii) otherwise restricting its ability to terminate the employment of any employee at anytime for any lawful reason or for no reason without penalty or Liability;

                   (d) contract or agreement for sales of goods or services to any Governmental Entity;

                   (e) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company or any letter of credit arrangements;

                   (f) Guarantee, other than endorsements made for collection in the ordinary course of business;

                      (g) lease or agreement under which the Company is (i) lessee of or holds or operates any personal property, owned by any other party, except for any lease of personal property under which the aggregate annual rental payments do not exceed $25,000 or (ii) lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;

                      (h) other contract or group of related contracts with the same party or group of affiliated parties continuing over a period of more than six months from the date or dates thereof, not terminable by the Company upon 30 days' or less notice without penalty or involving more than $25,000;

                      (i) agreements relating to the ownership of, investments in or loans and advances to any Person, including investments in joint ventures and minority equity investments;

                      (j) license, royalty, indemnification or other agreement with respect to any intangible property (including any Intellectual Property Rights);

                      (k) broker, agent, sales representative, sales or distribution agreement;

                      (l) power of attorney or other similar agreement or grant of agency;

                      (m) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world, including any nondisclosure or confidentiality agreements; or

                      (n) other agreement which involves a consideration in excess of $50,000 annually, whether or not in the ordinary course of business.

               (ii) All of the contracts, agreements and instruments set forth or required to be set forth on the attached Contracts Schedule 6N (the "Material Contracts") are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity). The Material Contracts shall be in full force and effect without penalty in accordance with its terms immediately after consummation of the transactions contemplated hereby. The Company has performed in all material respects all obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any Material Contract and, to the Knowledge of the Company, no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company under any Material Contract; and the Company has no Knowledge of any material breach or cancellation or anticipated breach or cancellation by the other parties to any Material Contract to which they are parties.

               (iii) The Purchaser has been supplied with a true and correct copy of each written Material Contract, together with all amendments, waivers or other changes thereto.

               6O.   Intellectual Property Rights.

               (i) The attached Intellectual Property Schedule 6O contains a complete and accurate list of all (a) patented and registered Intellectual Property Rights owned or used by the Company, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company, (c) all computer software owned or used by the Company other than commercially available software with a license fee of less than $1,000, and
(d) material unregistered trade names, corporate names, trademarks, service marks and copyrights owned or used by the Company. The attached Intellectual Property Schedule 6O also contains a complete and accurate list of all licenses (other than the licenses excluded under clause (c) above) or similar agreements relating to Intellectual Property Rights to which the Company is a party, in each case identifying the subject Intellectual Property Rights.

               (ii) The Company owns all right, title and interest to, or has the right to use pursuant to a valid and effective license, all Company Intellectual Property Rights. The Company Intellectual Property Rights comprise all of the Intellectual Property Rights necessary for the operation of the business of the Company as presently conducted and as conducted as of the date of the Reference Balance Sheet, free and clear of all Liens other than Permitted Liens. No loss or expiration of any of the Company Intellectual Property Rights is pending or reasonably foreseeable or, to the Knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect. The Company has taken all commercially reasonable actions to maintain and protect the Company Intellectual Property Rights owned by the Company.

               (iii) Except as set forth on the attached Intellectual Property
Schedule 6O, (a) there are no claims against the Company that were either made within the past five (5) years or are presently pending asserting the invalidity, misuse or unenforceability of any of the Company Intellectual Property Rights, and to the Knowledge of the Company there is no basis for any such claim, (b) (i) the operation of the Business as currently conducted and as conducted as of the date of the Reference Balance Sheet has not, to the Knowledge of the Company, infringed, misappropriated or conflicted with and, to the knowledge of the Company, will not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons and (ii) the Company has not received any notice regarding any of the foregoing (including any demands or offers to license any Intellectual Property Rights from any other Person) nor is the Company aware of any facts which indicate a likelihood of any of the foregoing, (c) to the Knowledge of the Company, no third party has infringed, misappropriated or otherwise conflicted with any of the Company Intellectual Property Rights. Subject to receiving the Consents and proper recording of any Intellectual Property assignments, the transactions contemplated by this Agreement shall have no Material Adverse Effect on the right, title or interest of the Company in and to the Company Intellectual Property Rights and all of such Company Intellectual Property Rights shall be owned or available for use by the Purchaser on substantially identical terms and conditions immediately after the Closing.

               (iv) The computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems (collectively, the "Computer Systems") that are used or relied on by the Company in the conduct of the Business are Millennium Compliant. "Millennium Compliant" means that none of the Computer Systems that are used or relied on by the Company will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

               (v) The Company has made available to the Purchaser copies of all material in-house correspondence and memoranda and all material correspondence between the Company with any insurance companies, vendors, suppliers and service providers of the Company concerning whether such Persons are or expect to be Millennium Compliant.

               (vi) The Company has no Knowledge, after reasonable inquiry, of any customer, supplier, contractor, distributor, insurance company, or other vendor or service provider which has failed to take commercially reasonable steps to be Millennium Compliant in any respect that would have a Material Adverse Effect on the Company.

               6P. Litigation, etc. Except as set forth on the attached Litigation Schedule 6P, there are no (and, during the five years preceding the date hereof, there have not been any) actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to the Knowledge of the Company, threatened against the Company or pending or, to the Knowledge of the Company, threatened against any of the officers, directors or employees of the Company with respect to the Business, or pending or threatened by the Company against any third party, at law or in equity, or before or by any Government Entity (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); the Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries. The Company is not subject to any judgment, order or decree of or settlement enforceable by any Government Entity, and the Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any Liability which would reasonably be expected to have a Material Adverse Effect.

               6Q. Brokerage. Except as set forth on the Brokerage Schedule 6Q attached hereto (all items listed on the Brokerage Schedule 6Q shall be the responsibility of, and shall be borne by, the Sellers), there are and shall be no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Company is a party or to which the Company is subject. The Purchaser shall not have any obligation for any fees or expenses set forth on the Brokerage Schedule 6Q.

               6R. Insurance. The attached Insurance Schedule 6R contains a description of each insurance policy maintained by the Company with respect to its properties, assets and business, and each such policy shall be in full force and effect as of the Closing or a substituted policy shall have been obtained therefor. The Company is not in default with respect to its obligations under any insurance policy maintained by it, and the Company has not been denied insurance coverage since October 31, 1994. Except as set forth on the attached Insurance Schedule 6R, the Company has no self-insurance or co-insurance programs, and the reserves set forth on the Reference Balance Sheet are adequate to cover all anticipated Liabilities with respect to any such self-insurance or co-insurance programs.

               6S. Employees. The Employees Schedule 6S attached hereto contains a true and complete list as of June 30, 1999 of (i) the current employees of the Company who had an annual base salary in calendar year 1998 of $25,000 or more,
(ii) the rate of all current compensation payable by the Company to each such employee, including any bonus, contingent or deferred compensation, and (iii) the directors of the Company. To the Knowledge of the Company, no executive or Key Employee of the Company and no group of employees of the Company has any plans to terminate employment with the Company. The Company has (a) no material labor relations problems (including any additional union organization activities, threatened or actual strikes or work stoppages or material grievances), (b) not engaged in any unfair labor practices, or (c) during the past five years, not suffered any labor strike, lockout, work stoppage or other material labor dispute. To the Knowledge of the Company, no union organization campaign is in progress with respect to any of the employees, and no question concerning representation exists respecting such employees. The Company has not engaged in any plant closing or employee layoff activities within the last two
(2) years that would violate or in any way implicate the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local plant closing or mass layoff statute, rule or regulation.

               6T. ERISA.

               (i) The Employee Benefits Schedule 6T sets forth an accurate and complete list of each Employee Benefit Plan maintained, sponsored, or contributed to by the Company, or with respect to which the Company has any Liability or potential Liability.

               (ii) Except as set forth on the Employee Benefits Schedule 6T, the Company does not maintain, contribute to, or have any Liability under (or with respect to) any "defined benefit plan" (as defined in ERISA Section 3(35)), or any "multiemployer plan" (as defined in ERISA Section 3(37)). The Company is not subject to any lien under ERISA or the Code. There has been no application for or waiver of the minimum funding standards imposed by Code Section 412 with respect to any Employee Benefit Plan subject thereto, and each such Employee Benefit Plan is fully funded based on the assumptions used in the most recent actuarial report for such Employee Benefit Plan and there are no facts or circumstances that would materially change the funded status of any such Employee Benefit Plan. The Company has not incurred and does not expect to incur any Liability under Title IV of ERISA (other than for contributions not yet due) or to the PBGC (other than for payment of premiums not yet due). There are no pending or threatened actions, suits, investigations or claims with respect to any Employee Benefit Plan (other than routine claims for benefits).

               (iii) Each Employee Benefit Plan that is intended to be qualified under Code Section 401(a) has received a determination from the Internal Revenue Service that such Employee Benefit

Plan is so qualified, and nothing has occurred since the date of such determination that is reasonably likely to adversely affect the qualified status of such Employee Benefit Plan.

               (iv) Each of the Employee Benefit Plans and all related trusts, insurance contracts and funds has been maintained, funded and administered in compliance in all material respects with its terms and the terms of any applicable collective bargaining agreements, and in compliance with the applicable provisions of ERISA, the Code, and any other applicable laws. With respect to each Employee Benefit Plan, all required payments, premiums, contributions, distributions, or reimbursements for all periods ending prior to or as of the Closing Date have been made or properly accrued.

               (v) None of the Company, or any other "disqualified person" (within the meaning of Code Section 4975) or any "party in interest" (within the meaning of ERISA Section 3(14)) has engaged in any "prohibited transaction" (within the meaning of Code Section 4975 or ERISA Section 406) with respect to any of the Employee Benefit Plans which is reasonably likely to subject any of the Employee Benefit Plans, the Company, or any officer, director or employee of any of the foregoing to a penalty or tax under ERISA Section 502(i) or Code
Section 4975.

               (vi) Each Employee Benefit Plan which is subject to the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA or Code Section 4980B ("COBRA") has been administered in compliance in all material respects with such requirements. Except as set forth on the Employee Benefits
Schedule 6T, no Employee Benefit Plan provides medical or life or other welfare benefits to any current or future retired or terminated employee (or any dependent thereof) of the Company other than as required pursuant to COBRA. Except as set forth on the Employee Benefits Schedule 6T, no employee of the Company is eligible for short-term or long-term disability benefits as of the Closing Date.

               (vii) Except as set forth on the Employee Benefits Schedule 6T:
(A) no Employee Benefit Plan subject to Title IV of ERISA which is a Multiemployer Plan has been terminated; (B) no proceeding has been initiated to terminate any such Multiemployer Plan and there has been no "reportable event" (within the meaning of ERISA Section 4043(c)) with respect to any such Multiemployer Plan; (C) no Multiemployer Plan is in reorganization as described in ERISA Section 4241 and no Multiemployer Plan is insolvent as described in ERISA Section 4245; (D) the Company has not incurred any Liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of ERISA Sections 4205 and 4203, respectively) from any Multiemployer Plan, no such Liability has been asserted, and there are no events or circumstances which could result in any such partial or complete withdrawal; and (E) the Company is not bound by any contract or agreement and does not have any obligation or Liability described in ERISA Section 4204.

               (viii) With respect to each Employee Benefit Plan, the Company has delivered to the Purchaser true, complete and correct copies of (to the extent applicable): (A) all documents pursuant to which the Employee Benefit Plan is maintained, funded and administered (including the plan and trust documents, any amendments thereto, the summary plan descriptions, and any insurance contracts or service provider agreements); (B) the three most recent annual reports (Form 5500 series) filed with the Internal Revenue Service (with applicable attachments); (C) the most recent determination letter received from the Internal Revenue Service; and (D) all actuarial reports or statements of funded status for the three most recent plan years.

               (ix) To the Knowledge of the Company, the Company has no Liability with respect to any "employee benefit plan" (as defined in ERISA
Section 3(3)) solely by reason of being treated as a single employer under Code
Section 414 with any trade, business or entity other than the Company.

               6U. Compliance with Laws; Permits. Except as set forth on the attached Permits Schedule 6U:

               (i) Each of the Sellers has complied in all material respects with all applicable Laws relating to the operation of its business. No written notices and, to the Knowledge of the Company, no oral notifications, have been received by and no claims have been filed against the Company alleging a violation of any such Laws within the last 18 months.

               (ii) Except with respect to permits relating to Environmental and Safety Regulations which are addressed in Section 6V below, each of the Sellers holds all permits, licenses, certificates, accreditations and other authorizations of all Government Entities required for the conduct of its business and the ownership of its properties, and the attached Permits Schedule 6U sets forth a list of all material permits, licenses, certificates, accreditations and other authorizations. No notices have been received by any of the Sellers alleging the failure to hold any permit, license, certificate, accreditation or other authorization of any Government Entity. Each of the Sellers is in compliance in all material respects with all terms and conditions of all permits, licenses, accreditations and authorizations which it holds.

               6V. Environmental and Safety Matters. Except as set forth on the attached Environmental Schedule 6V:

               (i) Each of the Sellers has complied in all material respects with and is currently in compliance with all Environmental and Safety Requirements. Within the prior three years, none of the Sellers has received any oral or written notice, report or information regarding any violations of or any Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to any of the Sellers or any of their current or former properties or facilities. The Sellers are not aware of any reports, studies or assessments regarding Environmental and Safety Regulations related to the Business, the Leased Real Property or the Owned Real Property.

               (ii) Without limiting the generality of the foregoing, each of the Sellers has obtained and complied with, and is currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of its properties or facilities or the operation of its business. A list of all such permits, licenses and other authorizations is set forth on the attached Permits Schedule 6U.

               (iii) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on any of the Sellers for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

               (iv) To the Knowledge of the Company, none of the following exists at any property or facility owned, occupied or operated by the Sellers:

                              (1) underground storage tanks;

                              (2) asbestos-containing materials in any form or
                                  condition;

                              (3) materials or equipment containing
                                  polychlorinated biphenyls; or

                              (4) landfills, surface impoundments or other
                                  disposal areas.

               (v) None of the Sellers has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including any hazardous substance) or owned, occupied or operated any facility or property (and no such property or facility is contaminated by any such substance) in a manner that has given or is reasonably likely to give rise to any Liabilities (including any Liability for material response costs, material corrective action costs, personal injury, natural resource damages, property damage or attorneys fees or any investigative, corrective or remedial obligations) pursuant to CERCLA or any other Environmental and Safety Requirements.

               (vi) None of the Sellers has, either expressly or by operation of law, assumed or undertaken any Liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

               6W. Affiliate Transactions. Except as set forth on the attached Affiliate Transactions Schedule 6W, no officer, director, employee, shareholder or Affiliate of the Company or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or has any material interest in any material property used by the Company.

               6X. Real Property.

               (i) The Real Property Schedule 6X(i) sets forth the address and description of each Owned Real Property. With respect to each Owned Real
Property: (A) Adam Wuest Realty has good and marketable indefeasible fee simple title to such Owned Real Property, free and clear of all liens and encumbrances, except Permitted Liens, (B) except as set forth or disclosed in the Real Property Schedule 6X(i), including, without limitation, the Title Commitment, Adam Wuest Realty has not leased or otherwise granted to any person the right to use or occupy such Owned Real Property or any portion thereof; (C) other than the right of Purchaser pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein, and (D) the Company and Adam Wuest Realty are not a party to any agreement or option to purchase any real property or interest therein relating to the business of the Company.

               (ii) Leased Real Property. The Real Property Schedule 6X(ii) sets forth the address of each Leased Real Property, and a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for each such Leased Real Property (including the date and name of the parties to such Lease document, and the commencement date, expiration date and fixed annual rent payable under each such Lease). The Company has delivered to Purchaser a true and complete copy of each such Lease document, and in the case of any oral Lease, a written summary of the material terms of such Lease. Except as set forth in the Real Property Schedule 6X(ii), with respect to each of the Leases: (A) such Lease is legal, valid, binding, enforceable and in full force and effect; (B) the assignment of the Lease to Purchaser pursuant to this Agreement does not require the consent of any other party to such Lease, will not result in a breach of or default under such Lease, or otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (C) the Company's possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed; (D) neither the Company nor (to the Company's Knowledge) any other party to the Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease; (E) no security deposit or portion thereof deposited with respect such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full; (F) the Company does not owe any brokerage commissions or finder's fees with respect to such Lease; (G) the other party to such Lease is not an affiliate of, or otherwise has any economic interest in, The Company; (H) the Company has not subleased, licensed or otherwise granted any person the right to use or occupy such Leased Real Property or any portion thereof; (I) the Company has not collaterally assigned or granted any other security interest in such Lease or any interest therein; and (J) there are no liens or encumbrances on the estate or interest created by such Lease.

               (iii) Leasehold Improvements. Real Property Schedule 6X(iii) sets forth a description of all material Leasehold Improvements for each Leased Real Property. The Company has good and marketable title to the Leasehold Improvements, free and clear of all liens and encumbrances, except Permitted Liens, and other than the right of Purchaser pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase any such Leasehold Improvements or any portion thereof or interest therein.

               (iv) Real Property Used in the Business. The Owned Real Property identified in Real Property Schedule 6X(i), the Leased Real Property identified in Real Property Schedule 6X(ii) and the Leasehold Improvements (collectively, the "Real Property") comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Company.

               (v) Improvements. All buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, included in the Real Property (the

"Improvements") are in good condition and repair and sufficient for the operation of the Company's business. To the Knowledge of each of the Company and Adam Wuest Realty, there are no structural deficiencies or latent defects affecting any of the Improvements and, to the Company's and Adam Wuest Realty's Knowledge, there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the Business.

               (vi) Condemnation and Litigation. There is no condemnation, expropriation or other proceeding in eminent domain pending or, to the Company's and Adam Wuest Realty's Knowledge, threatened, affecting any Real Property or any portion thereof or interest therein. There is no injunction, decree, order, writ or judgment outstanding, nor any claims, litigation, administrative actions or similar proceedings pending or, to the Company's and Adam Wuest Realty's Knowledge, threatened, relating to the ownership, lease, use or occupancy of the Real Property or any portion thereof, or the operation of the business thereon.

               (vii) Compliance with Laws. The Real Property is in material compliance with all applicable building, zoning, subdivision, health and safety and other land use laws, including, without limitation, The Americans with Disabilities Act of 1990, as amended, and all insurance requirements affecting the Real Property (collectively, the "Real Property Laws"), and the current use or occupancy of the Real Property or operation of the Business thereon does not violate in any material respect any Real Property Laws. The Company and Adam Wuest Realty have not received any notice of violation of any Real Property Law and, to the Company's and Adam Wuest Realty's Knowledge, there is no basis for the issuance of any such notice or the taking of any action for such violation. There is no pending or, to the Company's and Adam Wuest Realty's Knowledge, anticipated change in any Real Property Law that will have a Material Adverse Effect.

               (viii) Real Property "As Is," Except as Warranted. Except as expressly warranted in Sections 6V and 6X or any closing documents: (a) the Owned Real Property is being sold in its "as is" condition with all faults; (b) the Purchaser is relying solely on the Purchaser's Inspections, if any, and (c) the Sellers hereby disclaim any and all express or implied warranties of merchantability or fitness for any particular purpose relative to the Owned Real Property. Expect as expressly warranted in Sections 6V and 6X or any closing documents, the Purchaser acknowledges and agrees that no representations or warranties have been made by the Sellers as to: (1) the presence or absence on or in the Owned Real Property of any particular materials or substances (including, without limitation, asbestos, hydrocarbons or hazardous or toxic substances); (2) the condition or repair of the Owned Real Property or any portion thereof, (3) the compliance of the Owned Real Property with any legal requirement of any governmental authority; (4) the value, expense of operation or income potential of the Owned Real Property, (5) the accuracy or completeness of any title, survey or other information provided to the Purchaser which was prepared by any third party on behalf of the Sellers relative to the Owned Real Property, or (6) any other fact or condition which affects the Owned Real Property or the condition, repair, value, expense of operation or income potential thereof.

               6Y. Tangible Property. Each of the Sellers owns or leases all categories of tangible personal property (other than Inventory), including equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other similar tangible property, necessary for the conduct of the Business as presently conducted and as conducted on the date of the Reference Balance Sheet (collectively, the "Tangible Property") and Tangible Property Schedule 6Y sets forth a description of any leases or subleases of Tangible Property to which any of the Sellers is the lessor, sublessor, lessee or sublessee and an options to purchase or sell the underlying property. None of the Sellers has received notice that any of the Tangible Property is in violation of any existing Law or Order. Except as separately identified on the Tangible Property Schedule 6Y, no approval or consent of any person is needed so that the interest of the Sellers in the Tangible Property shall continue to be enforceable by the Purchaser following the transactions contemplated by this Agreement.

               SECTION 7.  INTENTIONALLY OMITTED.

               SECTION 8. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. As a material inducement to the Sellers to enter into this Agreement and take the actions set forth in Section 1, the Purchaser hereby represents and warrants to the Sellers that the following statements contained in this Section 8 are correct and complete as of the date of this Agreement except as set forth in the disclosure schedule delivered by the Purchaser to the Company on the date hereof:

               8A. Organization, Power and Authority. The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

               8B. Authorization; No Breach. The execution, delivery and performance of this Agreement and all other agreements or instruments contemplated hereby to which the Purchaser is a party or by which the Purchaser is bound have been duly authorized by the Purchaser. This Agreement and all other agreements contemplated hereby to which the Purchaser is a party, when executed and delivered by the Purchaser in accordance with the terms hereof, shall each constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity). The execution, delivery and performance by the Purchaser of this Agreement and all other agreements contemplated hereby to which the Purchaser is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both),
(iii) give any third party the right to modify, terminate or accelerate any obligation under, (iv) result in a violation of the organizational documents of the Purchaser, or any Law to which the Purchaser is subject, or any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

               8C. Consents. No consent, approval or authorization of, or designation, declaration or filing with any Governmental Entity or other third party is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for applicable requirements of the HSR Act, the consents of Serta, Inc. and its stockholders, or as set forth on the attached Consents Schedule 8C.

               8D. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Purchaser is a party or to which the Purchaser is subject. The Purchaser shall pay, indemnify, defend and hold the Company and the Sellers harmless against, any Liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

               8E. Financing. The Purchaser has delivered to the Company copies of executed commitment letters for all of the financing described in Section 2J. The terms and conditions of such commitment letters are satisfactory to the Purchaser. The Purchaser has no reason to believe that the conditions to the financing described in such commitment letters will not be satisfied at the Closing.

               SECTION 9.  INDEMNIFICATION AND OTHER AGREEMENTS.

               9A. Survival of Representations and Warranties. The representations and warranties in this Agreement and the Schedules and Exhibits attached hereto shall survive the Closing as follows:

                (i) the representations and warranties in Section 6M (Tax Matters) shall terminate on the sixtieth (60th) day following the expiration of the applicable statutes of limitations (after giving effect to any extensions or waivers thereof);

               (ii) the representations and warranties in Section 6C (Authorization; No Breach), Section 6J (Indebtedness), Section 6L (Assets),
Section 6Q (Brokerage), Section 6W (Affiliate Transactions) and Section 8D (Brokerage) shall survive and shall not terminate;

              (iii) the representations and warranties in Section 6T (ERISA) and
Section 6V (Environmental and Safety Matters) shall terminate on the third anniversary of the Closing Date; and

               (iv) all other representations and warranties in this Agreement and the Schedules and Exhibits attached hereto shall terminate 18 months following the Closing Date;

provided, that any representation or warranty in respect of which indemnity may be sought under Section 9B, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 9A if notice in reasonable detail of the inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given to the Party against whom such indemnity may be sought prior to such time. The representations and warranties in this Agreement and the Schedules and Exhibits attached hereto or in any writing delivered by any Party to another Party in connection with this Agreement shall survive for the periods set forth in this
Section 9A and shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any Party, or the knowledge of any Party's officers, directors, shareholders, employees or agents or the acceptance by any Party of any certificate or opinion hereunder.

               9B.  General Indemnification.

                (i) Indemnification for the Benefit of the Purchaser by the Sellers. Subject to Section 9B(vi), following the Closing, the Sellers, jointly and severally, shall indemnify the Purchaser and its Affiliates, shareholders, partners, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Seller Indemnified Parties") and save and hold each of them harmless against and pay on behalf of or reimburse such Seller Indemnified Parties as and when incurred for any direct or indirect loss, Liability, demand, claim, action, cause of action, cost, damage (excluding consequential damages and damages for lost profits), deficiency, Tax, penalty, fine or expense, whether or not arising out of third party claims (including interest, penalties, reasonable attorneys', consultants' and experts' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "Losses"), which any such Seller Indemnified Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (a) any facts or circumstances which constitute a breach of any representation or warranty of the Sellers under this Agreement, or in any of the certificates or other instruments or documents furnished by the Sellers pursuant to this Agreement; (b) any nonfulfillment or breach of any covenant, agreement or other provision by the Sellers under this Agreement required to be performed or complied with by the Sellers at or prior to the Closing; (c) any nonfulfillment or breach of any covenant, agreement or other provision by the Sellers under this Agreement required to be performed or complied with by the Sellers after the Closing; (d) any claim by an Person with respect to or arising out of the Excluded Assets or the Excluded Liabilities; or
(e) any claim by any Person (other than the Purchaser) with respect to, or arising as a result of, any Acquisition Proposal or Third Party Acquisition proposed prior to the Closing Date. In determining whether there exists a breach of any representation or breach of warranty made by the Sellers, all materiality or Material Adverse Effect qualifiers shall be disregarded. If and to the extent any provision of this Section 9B is unenforceable for any reason, each Seller hereby agrees, subject to Section 9B(iv), to make the maximum contribution to the payment and satisfaction of any Loss for which indemnification is provided for in this Section 9B which is permissible under applicable Laws.

               (ii) Indemnification for the Benefit of the Sellers by the Purchaser. Following the Closing, the Purchaser shall indemnify the Sellers and their Affiliates, shareholders, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Company Indemnified Parties") and hold them harmless against any Losses which the Company Indemnified Parties may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (a) any facts or circumstances which constitute a breach of any representation or warranty of the Purchaser under this Agreement, or in any of the certificates or other instruments or documents furnished by the Purchaser pursuant to this Agreement; (b) any nonfulfillment or breach of any covenant, agreement or other provision by the Purchaser under this

Agreement, or (c) any Liability arising from the Purchaser's conduct of the Business after the Closing.

              (iii) Manner of Payment.

                   (a) Any indemnification obligations of the Sellers pursuant to Section 9B(i) shall first be satisfied out of the Indemnity Escrow Fund to the extent thereof and thereafter shall be paid by wire transfer of immediately available funds to an account designated in writing by the applicable Seller Indemnified Party within 15 days after the determination thereof.

                   (b) Any indemnification obligations of the Company pursuant to Section 9B(ii) shall be paid by wire transfer of immediately available funds to an account designated in writing by the applicable Company Indemnified Party within 15 days after the determination thereof.

                   (c) The amount of any Loss for which indemnification is provided pursuant to this Section 9B shall be net of any amounts actually recovered by the indemnified party under insurance policies with respect to such Loss and, in the case of any Loss of the Purchaser, the cause of which was reflected as a Liability in the calculation of Closing Net Working Capital, net of the amount so reflected in the calculation of Closing Net Working Capital.

               (iv) Instructions to Escrow Agent. In the event of a determination that a payment is due to any Seller Indemnified Party, the Purchaser and the Company shall issue joint written instructions to the Escrow Agent to distribute a portion of the Indemnity Escrow Fund equal to such payment.

                (v) Defense of Third Party Claims. Any Person making a claim for indemnification under this Section 9B (an "Indemnitee") shall notify the indemnifying party (an "Indemnitor") (in the case of a notice to the Sellers, notice shall be sufficient if made solely to the Company) of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party), describing in reasonable detail the claim, the amount thereof (if known and quantifiable) and the basis thereof; provided that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder unless the Indemnitor shall be actually prejudiced by such failure to so notify. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof by appointing a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided, that prior to the Indemnitor assuming control of such defense it shall first demonstrate to the Indemnitee in writing such Indemnitor's financial ability to provide full indemnification to the Indemnitee with respect to such action, lawsuit, proceeding, investigation or other claim giving rise to such claim for indemnification hereunder; and provided further, that:

                      (a) the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided that the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor);

                      (b) the Indemnitor shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnitee if (1) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (2) the Indemnitee reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be detrimental to or injure the Indemnitee's reputation or future business prospects; (3) the claim seeks an injunction or equitable relief against the Indemnitee; (4) a conflict of interest exists between the Indemnitor and the Indemnitee; or (5) the Indemnitor failed or is failing to prosecute or defend vigorously such claim;

                      (c) if the Indemnitor shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all Liabilities and obligations with respect to such claim, without prejudice; and

                      (d) if the claim for Indemnification relates to Taxes, the Indemnitor's rights to control the defense of such matter shall extend only to the specific issue for which indemnification is claimed (and not the entire return or taxable period).

               (vi) Limitations on Indemnification. Notwithstanding any provision herein to the contrary, the maximum liability of all of the Sellers with respect to any Losses suffered by the Seller Indemnified Parties as a result of any facts or circumstances which constitute a breach of any representation or warranty described in Sections 9A(iii) and (iv) shall be an aggregate amount equal to $3,000,000; provided, that the Sellers will only be required to indemnify the Seller Indemnified Parties for any breaches of the representations and warranties described in Sections 9A(iii) and (iv) if such Losses in the aggregate exceed $400,000 (the "Basket Amount") and then only to the extent such Losses exceed the Basket Amount plus one-half of the Basket Amount.

              (vii) Other Indemnification Provisions; Certain Waivers; etc. The foregoing indemnification provisions shall be the exclusive remedy and procedure for all claims for breach of any representation or warranty, or agreement contained herein or in any of the Schedules or Exhibits attached hereto; provided, however, that any (i) claim of fraud or intentional misrepresentation,
(ii) claim of breach of covenant, or (iii) suit for specific performance with respect to matters addressed in Sections 4J and 5B shall not be subject to the limitations set forth in Section 9B.

               SECTION 10. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

               "Acquisition Proposal" has the meaning set forth in Section 4J.

               "Action or Proceeding" means any action, suit, proceeding or arbitration by any Person or any investigation or audit by any Government Entity.

               "Adjustment Escrow Agreement" shall be the Adjustment Escrow Agreement to be entered into among the Purchaser, the Company and the Escrow Agent substantially in the form of Exhibit A attached hereto.

               "Adjustment Escrow Fund" has the meaning set forth in Section 1E.

               "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

               "Agreement" has the meaning set forth in the Preamble.

               "Board" means the board of directors of the Company.

               "Books and Records" means all books and records used or held for use in the conduct of the Business or otherwise relating to the Subject Assets or the Business other than corporate records, minute books, stock records, and income tax records.

               "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

               "Closing" has the meaning set forth in Section 1I.

               "Closing Balance Sheet" has the meaning set forth in Section 1F
(ii).

               "Closing Date" has the meaning set forth in Section 1I.

               "Closing Net Working Capital" has the meaning set forth in
Section 1F(i).

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Company Group" means the Purchaser, Sleepmaster Holdings, L.L.C., a New Jersey limited liability company, Sleepmaster, L.L.C., a New Jersey limited liability company, and their respective Subsidiaries.

               "Company Intellectual Property Rights" means all of the Intellectual Property Rights owned or used by the Company (along with all income, royalties, damages and payments due or payable at the Closing or thereafter (including , damages and payments for past or future infringements or misappropriations thereof)), the right to sue and recover for past infringements or misappropriations thereof, any and all corresponding rights that, now or hereafter, may be secured throughout the world and all copies and tangible embodiments of any such Intellectual Property Rights.

               "Confidential Information" means the information, observations and data of the Company concerning the business or affairs of the Company (including the Company's technology, computer programs, know-how, designs, inventions, methods of doing business and supplier and customer information) (i) which is material nonpublic information, (ii) which is proprietary to the Company, (iii) the disclosure of which could reasonably be expected to be detrimental or adverse to the Company, or (iv) is the property of the Company and that the continued success of the Company depends in large part on keeping this information from becoming known to competitors of the Company.

               "Confidentiality Agreement" means the letter agreement dated July 22, 1999 by and between Sleepmaster L.L.C. and Adam Wuest, Inc.

               "Consents" has the meaning set forth in Section 2D.

               "Controlled Group of Corporations" has the meaning set forth in Code Section 1563.

               "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA Section 3(3)) and any other material employee benefit plan, program or arrangement.

               "Employment and Unit Purchase Agreements" means the Employment and Unit Purchase Agreement by and among the Purchaser, David W. Deye, Sleepmaster, Sleepmaster Holdings, L.L.C. ("Holdings"), and Sleep Investor L.L.C. (the "Investor") dated as of the date hereof and the Employment and Unit Purchase Agreement by and among the Purchaser, Steve Lund, and the Investor dated as of the date hereof and the Employment Agreement by and among the Purchaser, Jim Fanning and Sleepmaster dated as of the date hereof.

               "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).

               "Environmental Laws" means any and all applicable Laws pertaining to the protection of land, water, air, health, safety or the environment as currently in effect.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "Escrow Agent" has the meaning set forth in Section 1E.

               "GAAP" means United States generally accepted accounting principles as in effect from time to time.

               "Government Entity" means individually, and "Government Entities" means collectively, the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case having jurisdiction over the Company.

               "Guarantee" means any guarantee of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of such Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, to provide reimbursement, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is listed in the balance sheet of such Person, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business.

               "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

               "Hazardous Materials" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now prohibited, limited or regulated by any Governmental or Regulatory Body under any Environmental Law.

               "Income Tax" means any federal, state, local or foreign income tax measured by income (regardless of whether deemed an "income tax"), including any interest, penalty or addition thereto, whether disputed or not.

               "Indebtedness" means at a particular time, without duplication,
(i) any obligations under any indebtedness for borrowed money (including all principal, interest premiums, penalties, fees, expenses and brokerage costs),
(ii) any obligations for deferred compensation, (iii) any obligations to pay the deferred purchase price of property or services (except for accounts payable in the ordinary course of business consistent with past custom and practice), (iv) any indebtedness evidenced by any note, bond, debenture or other debt security, (v) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (vi) any indebtedness pursuant to a Guarantee,
(vii) any obligations under capitalized leases or with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss,
(viii) any indebtedness secured by a Lien on a Person's assets, and (ix) any sales tax obligations payable by the Company pursuant to Section 5J, but excludes (A) any Liabilities included in the calculation of Closing Net Working Capital and (B) obligations under the IRB (and the capitalized lease of the Owned Real Property) in an amount not to exceed $2,106,000.

               "Indemnity Escrow Agreement" shall be the Indemnity Escrow Agreement to be entered into among the Purchaser, the Company and the Escrow Agent substantially in the form of Exhibit B attached hereto.

               "Indemnity Escrow Fund" has the meaning set forth in Section 1E.

               "Intellectual Property Rights" means all (i) patents, patent applications and patent disclosures, as well as any reissues, continuations, continuations-in-part, divisions, extensions or reexaminations thereof, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information).

               "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

               "IRB" means $2,980,000 principal amount of Economic Development Revenue Bonds, Series 1994 (Adam Wuest, Inc. Project): Hamilton County, Ohio.

               "Key Employee" means all salaried employees of the Company receiving greater than $50,000 per year from the Company as compensation.

               "Knowledge of the Company" and similar phrases means the actual knowledge of David W. Deye, Stephen D. Lund, James P. Fanning, Robert L. McCarter, William R. Hemmer, Paul C. Binder, H. Thomas Acree and Douglas E. Krinsky.

               "Knowledge of Adam Wuest Realty" and similar phrases means the actual knowledge of Adam Wuest Realty's directors and officers.

               "Laws" means all statutes, laws, codes, ordinances, regulations, rules, orders, judgments, writs, injunctions, acts or decrees of any Government Entity.

               "Leased Real Property" has the meaning set forth in Section
6X(ii).

               "Liabilities" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

               "Lien" or "Liens" means any mortgage, pledge, security interest, encumbrance, encroachment, claim, lease, right of possession, other defect in title or lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute (other than to reflect ownership by a third party of property leased to the Company under a lease which is not in the nature of a conditional sale or title retention agreement), or any subordination arrangement in favor of another Person.

               "Material Adverse Effect" means a material and adverse effect upon the business, operations, assets, Liabilities, financial condition, operating results, cash flow, net worth or employee, customer or supplier relations of the Company taken as a whole.

               "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

               "Net Working Capital" means, for purposes of Section 1F above, the excess of the current assets (excluding cash and cash equivalents (including short-term investments)) of the Company as of the close of business on the date of determination over the current Liabilities of the Company as of the close of business on the date of determination determined in accordance with GAAP, except as otherwise specified below. In determining current assets and liabilities hereunder, (i) all accounting entries shall be taken into account regardless of their amount and all known errors and omissions shall be corrected (it being understood that this clause (i) will not alter generally accepted auditing standards for the purpose of the audit of the Closing Balance Sheet pursuant to
Section 1F(ii)), (iii) all known proper adjustments shall be made, (iv) appropriate reserves for all known and quantifiable liabilities and obligations for which reserves are appropriate in accordance with GAAP shall be included,
(v) inventory shall be accounted for on a first-in-first-out basis, (vi) account no. 0859 entitled "other accrued liabilities" shall be excluded and (vii) Excluded Assets and Excluded Liabilities shall be excluded.

               "Noncompete Period" has the meaning set forth in Section 5B(i).

               "Owned Real Property" has the meaning set forth in Section 1A(i).

               "Party" has the meaning set forth in the Preamble.

               "PBGC" means the Pension Benefit Guaranty Corporation.

               "Permitted Liens" means: (i) liens for Taxes or assessments and similar charges, which either are (a) not yet due and payable or (b) being contested in good faith and by appropriate proceedings, and for which adequate reserves (as determined in accordance with GAAP, consistently applied) have been established on the Company's books with respect thereto; (ii) Real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to the Real Property which are not due and payable as of the Closing Date; (iii) mechanics liens and similar liens for labor, materials or supplies provided with respect to the Real Property incurred in the ordinary course of business for amounts which are not delinquent and which would not, individually or in the aggregate, have a Material Adverse Effect; (iv) zoning, building codes and other land use laws regulating the use or occupancy of the Real Property or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over the Real Property which are not violated by the current use or occupancy of the Real Property or the operation of the business thereon;
(v) liens for any financing secured by the Real Property which is an Assumed Liability under this Agreement; and (vi) easements, covenants, conditions, restrictions and other similar matters of record affecting title to the Real Property which are set forth or referenced in the Title Commitment; provided, however, that such matters of record do not or would not materially impair the use or occupancy of the Real Property or have a Material Adverse Effect.

               "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

               "Phantom Stock Plan " means the Adam Wuest, Inc. Phantom Stock Plan adopted in 1995, as amended.

               "Purchaser" has the meaning set forth in the Preamble.

               "Reference Balance Sheet" has the meaning set forth in Section 6E(i)(B).

               "Release" shall have the meaning set forth in CERCLA.

               "Sales Tax" means any federal, state, local or foreign income tax measured by sales income (regardless of whether deemed a "sales tax"), including any interest, penalty or addition thereto, whether disputed or not.

               "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

               "Sellers" has the meaning set forth in the Preamble.

               "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a limited liability company (with voting securities) a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company (without voting securities), partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

               "Target Net Working Capital" means $2,400,000.

               "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

               "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

               "Third Party Acquisition" has the meaning set forth in Section
4J.

               "Title Commitment" has the same meaning set forth in Section 2H.

               "Title Company" has the meaning set forth in Section 2H(i).

               "Treasury Regulation" means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

               "Union" means United Steel Workers of America, AFL-CIO-CLC Local Union No. 156-U.

               SECTION 11.  TERMINATION.

               11A. Conditions of Termination. This Agreement may be terminated at any time prior to the Closing (or as otherwise specified):

               (i) by the mutual written consent of the Parties;

               (ii) by the Purchaser if the Purchaser shall have received notice of a breach of the representations and warranties set forth in Sections 6 or a breach of a covenant hereunder which renders the condition in Section 2A incapable of being satisfied; or

               (iii) by the Sellers if the Sellers shall have received notice of a breach of the representations and warranties set forth in Section 8 or a breach of a covenant hereunder which renders the condition in Section 3A incapable of being satisfied; or

               (iv) by the Purchaser on the one hand, or the Sellers and the Company on the other hand, if the transactions contemplated hereby have not been consummated by November 10, 1999; provided that the reason for the delay beyond November 10, 1999 shall not have been caused by the Party initiating such termination.

               11B. Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and of no further force and effect, except that the covenants and agreements set forth in the second to last sentence of Section 4J and in Sections 12A, 12E, 12F, 12H, 12I, 12J, 12M, 12P and 12Q shall survive such termination indefinitely, and except that nothing in this Section 11B shall be deemed to release any Party from any Liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of any Party to compel specific performance by another Party of its obligations under this Agreement.

               SECTION 12.  MISCELLANEOUS.

               12A. Fees and Expenses. Except as otherwise set forth herein, the Purchaser will be responsible for all costs and expenses incurred by the Purchaser in connection with the negotiation, preparation and entry into this Agreement and the consummation of the transactions contemplated hereby, and the Sellers will pay their pro rata share (based on their ownership of the Shares) of all costs and expenses incurred by the Sellers or the Company in connection with the negotiation, preparation and entry into this Agreement and the consummation of the transactions contemplated hereby.

               12B. Remedies. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Laws. All such rights and remedies shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. One or more successive actions may be brought against the Company, either in the same action or in separate actions, as often as the

Purchaser or any of such holders deems advisable, until all of the obligations to such Person are paid and performed in full.

               12C. Consent to Amendments; Waivers. This Agreement may be amended, or any provision of this Agreement may be waived upon the approval, in a writing, executed by the Purchaser, the Company, and Adam Wuest Realty. No course of dealing between or among the Purchaser, the Company, and Adam Wuest Realty shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any such Party or such holder under or by reason of this Agreement.

               12D.   Successors and Assigns.

               (i) This Agreement and all covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the Parties hereto, shall bind and inure to the benefit of the respective successors and permitted assigns of the Parties hereto whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by the Sellers, or assigned or delegated by the Company prior to the Closing, without the prior written consent of the Purchaser and except as otherwise provided by Section 12D(ii) below, neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by the Purchaser without the prior written consent of the Sellers.

               (ii) The Purchaser may assign this Agreement and its rights and obligations hereunder to one of its Affiliates and to its lenders for collateral assignment purposes; provided, that no such assignment shall relieve the Purchaser from its obligations hereunder. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for a Party's benefit as a holder of the Company's equity securities are also for the benefit of, and enforceable by, any subsequent holder of the Company's equity securities.

               12E. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law or rule in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               12F. Counterparts. This Agreement may be executed in counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

               12G. Descriptive Headings; Interpretation. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word "including" herein shall mean "including without limitation."

               12H. Entire Agreement. This Agreement, the agreements and documents referred to herein and the Confidentiality Agreement contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way, including, without limitation the letter of intent dated October 7, 1999, by and between Sleepmaster and the Company.

               12I. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted successors and assigns, any legal or equitable rights hereunder.

               12J. Cooperation on Tax Matters. The Parties shall cooperate fully, as and to the extent reasonably requested by each Party and at the requesting Party's expense, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon any Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

               12K. Schedules and Exhibits. All Schedules and Exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

               12L. GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE SCHEDULES AND EXHIBITS HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT (AND ALL SCHEDULES AND EXHIBITS HERETO), EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

               12M. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient or when sent by facsimile followed by delivery by reputable overnight courier service, one day after being sent to the recipient by reputable overnight courier service (charges prepaid) or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Purchaser, the Sellers and the Company at the addresses indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. All notices, demands and other communications hereunder may be given by any other means (including telecopy or electronic mail), but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient.

        The Company:

               Adam Wuest, Inc.
               645 Linn Street
               Cincinnati, OH  45203
               Attention:    Mr. David W. Deye
               Facsimile:    (513) 421-3915

        with copies to:
        (which shall not constitute notice to the Company)

               Taft, Stettinius & Hollister LLP
               1800 Firstar Tower
               425 Walnut Street
               Cincinnati, OH  45202-3957
               Attention:    Gerald Greenberg, Esq.
               Facsimile:    (513) 381-0205

        The Purchaser or Sleepmaster L.L.C.:

               Sleepmaster L.L.C.
               c/o Serta Mattress Company
               2001 Lower Road
               Linden, NJ 07036-6520
               Attention:    Mr. Charles Schweitzer
               Facsimile:    (732) 381-4455

        with a copy to:
        (which shall not constitute notice to the Purchaser)

               Kirkland & Ellis
               153 East 53rd Street
               New York, NY 10022
               Attention:    Kimberly P. Taylor, Esq.
               Facsimile:    (212) 446-4900

               12N. Jurisdiction and Venue. ALL JUDICIAL PROCEEDINGS BROUGHT BY OR AGAINST THE COMPANY, THE PURCHASER OR THE SELLERS WITH RESPECT TO THIS AGREEMENT, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR ANY

TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE COMPANY, THE PURCHASER AND EACH SELLER ACCEPTS FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS OR HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE COMPANY, THE PURCHASER AND EACH SELLER HEREBY WAIVES ANY CLAIM THAT SUCH JURISDICTION IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. THE COMPANY, THE PURCHASER AND EACH SELLER DESIGNATES AND APPOINTS TAFT, STETTINIUS & HOLLISTER LLP, 1800 FIRSTAR TOWER, 425 WALNUT STREET, CINCINNATI, OH 45202-3957 (AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY SUCH PERSON WITH THE CONSENT OF THE PURCHASER) TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY, THE PURCHASER AND EACH SELLER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY, THE PURCHASER OR ANY SELLER AT SUCH PERSON'S RESPECTIVE ADDRESSES PROVIDED HEREIN. TO THE EXTENT PERMITTED BY LAW, IF ANY AGENT APPOINTED BY THE COMPANY, THE PURCHASER OR ANY SELLER REFUSES TO ACCEPT SERVICE, SUCH PERSON HEREBY AGREES THAT SERVICE UPON SUCH PERSON BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE.

               12O. Waiver of Right to Jury Trial. THE COMPANY, THE PURCHASER AND EACH SELLER HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR THEREBY OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

               12P. No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

               12Q. Guarantee. So long as Sleepmaster directly or indirectly owns a majority equity interest in the Purchaser, the obligations of the Purchaser set forth in this Agreement are hereby guaranteed by Sleepmaster.

                                    * * * * *

               IN WITNESS WHEREOF, the Parties hereto have executed this Asset Purchase Agreement on the date first written above.

                                       ADAM WUEST, INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       ADAM WUEST REALTY, INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       AWI CORPORATION


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       SLEEPMASTER L.L.C.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                              SELLER SIGNATURE PAGE
                     (solely for the purposes of Section 5B)




------------------------------                ------------------------------
Lisa M. Deye                                  David W. Deye



                                              ------------------------------
MARY JANE DEYE TRUST                          Stephen D. Lund
F/B/O LISA M. DEYE


By:
  ----------------------------                ------------------------------
   Trustee                                    James P. Fanning


                                              ------------------------------
HERBERT A. WUEST TRUST                        Marion W. Fanning


By:                                           MARION W. FANNING GRANTOR
  ----------------------------                TRUST
  Trustee


MARY JANE DEYE TRUST                          By:
F/B/O DEBORAH A. BROUGHAN                        ---------------------------
                                                 Trustee


By:                                           MARY JANE DEYE TRUST
  ----------------------------                F/B/O AMY M. LUND
  Trustee


                                              By:
------------------------------                  ----------------------------
Amy Lund                                        Trustee


                                              ------------------------------
                                              Deborah A. Brougham


                                              MARY JANE DEYE TRUST
                                              F/B/O DAVID W. DEYE

                                              By:
                                               ----------------------------
                                                Trustee

                                    EXHIBIT A

                           Adjustment Escrow Agreement

                                    EXHIBIT B

                           Indemnity Escrow Agreement

                                    EXHIBIT C

                        Opinion of the Company's Counsel

                                    EXHIBIT D

                       Assignment and Assumption Agreement

                                    EXHIBIT E

                                  Bill of Sale

                                    EXHIBIT F

                       Opinion of the Purchaser's Counsel







                                      F - 1